                                                                    Exhibit 10.1


                           PARTICIPATION AND LOAN AND
                               SECURITY AGREEMENT

                          dated as of January 14, 2004

                                 by and between

                        K-SEA OPERATING PARTNERSHIP L.P.,
                                  as borrower,

                                       and

                                  KEYBANK N.A.,
          for itself as Lender, and as administrative agent for Lenders

                                       and

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
            for itself as Lender, and as collateral agent for Lenders

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                                TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS..................................................................1

     Section 1.01    Defined Terms..........................................................1

     Section 1.02    Terms Generally.......................................................18

     Section 1.03    Accounting Terms; GAAP................................................19

ARTICLE II     THE LOANS...................................................................19

     Section 2.01    Commitments...........................................................19

     Section 2.02    Loans.................................................................19

     Section 2.03    Payments..............................................................22

     Section 2.04    Requests for Loans....................................................23

     Section 2.05    Settlement and Funding of Loans.......................................24

     Section 2.06    Non-Receipt of Funds..................................................24

     Section 2.07    Termination and Reduction of Commitments..............................24

     Section 2.08    Repayment of Loans; Evidence of Debt..................................25

     Section 2.09    Prepayment of Loans...................................................26

     Section 2.10    Fees..................................................................26

     Section 2.11    Increased Costs.......................................................27

     Section 2.12    Break Funding Payments................................................28

     Section 2.13    Taxes.................................................................29

     Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Set-offs...........29

     Section 2.15    Letters of Credit.....................................................32

     Section 2.16    Mitigation Obligations; Replacement of Lenders........................34

     Section 2.17    Term-Loans............................................................34

ARTICLE III    GRANT OF SECURITY INTEREST..................................................35

     Section 3.01    ......................................................................35

     Section 3.02    ......................................................................36

     Section 3.03    Orderly Liquidation Value.............................................36

ARTICLE IV     REPRESENTATIONS AND WARRANTIES..............................................37

     Section 4.01    Organization..........................................................37

     Section 4.02    Power and Authority...................................................37

     Section 4.03    Governmental Approvals; No Conflicts..................................37

     Section 4.04    Financial Condition; No Material Adverse Change.......................37

                                        i
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                                TABLE OF CONTENTS
                                   (continued)

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     Section 4.05    Litigation............................................................38

     Section 4.06    Environmental Condition...............................................38

     Section 4.07    Compliance with Laws and Agreements...................................38

     Section 4.08    Investment and Holding Company Status.................................38

     Section 4.09    Taxes.................................................................39

     Section 4.10    ERISA.................................................................39

     Section 4.11    Disclosure............................................................39

     Section 4.12    No Other Name.........................................................39

     Section 4.13    Title.................................................................39

     Section 4.14    Lenders' Security Interest............................................39

     Section 4.15    Citizenship...........................................................40

ARTICLE V      CONDITIONS..................................................................40

     Section 5.01    Effective Date........................................................40

     Section 5.02    Subsequent Loans......................................................42

     Section 5.03    Facility B and Facility C Loans.......................................42

ARTICLE VI     AFFIRMATIVE COVENANTS.......................................................43

     Section 6.01    Financial Statements and Other Information............................43

     Section 6.02    Vessel Appraisals.....................................................44

     Section 6.03    Fees and Expenses.....................................................44

     Section 6.04    Notices of Material Events............................................45

     Section 6.05    Existence; Conduct of Business........................................45

     Section 6.06    Insurance.............................................................45

     Section 6.07    Taxes; Use............................................................46

     Section 6.08    Maintenance of Properties; Use and Operation of Vessels...............46

     Section 6.09    Books and Records; Inspection Rights..................................47

     Section 6.10    Use of Proceeds.......................................................47

     Section 6.11    U.S. Person...........................................................47

     Section 6.12    Documentation.........................................................47

     Section 6.13    Further Assurances....................................................48

     Section 6.14    Borrower's Title; Lenders' Security Interest; Personal Property.......48

     Section 6.15    Indemnification.......................................................48

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                                TABLE OF CONTENTS
                                   (continued)

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     Section 6.16    Performance of Contracts..............................................48

     Section 6.17    Environmental Compliance..............................................48

     Section 6.18    Subsidiary Guaranties.................................................49

     Section 6.19    Cleanup Requirement...................................................49

ARTICLE VII    NEGATIVE COVENANTS..........................................................49

     Section 7.01    Fixed Charge Coverage.................................................50

     Section 7.02    Total Funded Debt to EBITDA...........................................50

     Section 7.03    Leverage Ratio........................................................50

     Section 7.04    Adjustments to Measurements...........................................50

     Section 7.05    Minimum Tangible Net Worth............................................50

     Section 7.06    No Liens..............................................................50

     Section 7.07    No Changes in Borrower................................................50

     Section 7.08    ......................................................................50

     Section 7.09    Fundamental Changes...................................................50

     Section 7.10    Transactions with Affiliates..........................................51

     Section 7.11    Restrictive Agreements................................................51

ARTICLE VIII   EVENTS OF DEFAULT AND REMEDIES..............................................52

     Section 8.01    Events of Default.....................................................52

     Section 8.02    Remedies..............................................................54

     Section 8.03    Lenders' Cure of Third Party Agreement Default........................55

ARTICLE IX     THE AGENTS..................................................................56

     Section 9.01    Appointment, Powers and Immunities....................................56

     Section 9.02    Reliance by Agents....................................................56

     Section 9.03    Events of Defaults....................................................56

     Section 9.04    Rights as a Lender....................................................57

     Section 9.05    Indemnification.......................................................57

     Section 9.06    Non-Reliance on Agents and Other Lenders..............................57

     Section 9.07    Failure to Act........................................................58

     Section 9.08    Resignation or Removal of an Agent....................................58

     Section 9.09    Consents under Loan Documents.........................................58

     Section 9.10    Action Upon Instructions..............................................58

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                                TABLE OF CONTENTS
                                   (continued)

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     Section 9.11    Compensation of Administrative Agent..................................59

ARTICLE X      MISCELLANEOUS...............................................................59

     Section 10.01   Notices...............................................................59

     Section 10.02   Term and Termination..................................................61

     Section 10.03   [Reserved.]...........................................................61

     Section 10.04   Termination Indemnity Deposit.........................................61

     Section 10.05   K-Sea as Agent for Borrower...........................................61

     Section 10.06   Discharge of Borrower.................................................61

     Section 10.07   Joint and Several.....................................................61

     Section 10.08   Waivers; Amendments...................................................61

     Section 10.09   Expenses; Indemnity; Damage Waiver....................................62

     Section 10.10   Successors and Assigns................................................63

     Section 10.11   Survival..............................................................65

     Section 10.12   Counterparts; Integration; Effectiveness..............................66

     Section 10.13   Severability..........................................................66

     Section 10.14   Right of Set-off......................................................66

     Section 10.15   Governing Law; Jurisdiction; Consent to Service of Process............66

     Section 10.16   WAIVER OF JURY TRIAL..................................................67

     Section 10.17   Headings..............................................................67

     Section 10.18   Confidentiality.......................................................67

     Section 10.19   Interest Rate Limitation..............................................68

     Section 10.20   Further Assurances....................................................68


SCHEDULES:

Schedule I     -  Pool Vessels
Schedule 2.01  -  Commitments
Schedule 4.06  -  Environmental Compliance
Schedule 4.14  -  Charters
               -


EXHIBITS:

Exhibit A      -  [Form of] Revolving Loan Note
Exhibit B      -  [Form of] Facility D Demand Note


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
                                                                                          PAGE
Exhibit C      -  [Form of] Term Loan Note
Exhibit D      -  [Form of] Assignment and Acceptance
Exhibit E      -  [Form of] Opinion of Borrower's Counsel
Exhibit F-1    -  [Form of] Standby Letter of Credit
Exhibit F-2    -  [Form of] Application for Documentary Letter of Credit
Exhibit G      -  [Form of] Loan Request (Revolving Loan)
Exhibit H      -  [Form of] Request (Documentary Letter of Credit)
Exhibit I      -  [Form of] Subsidiary Guaranty
Exhibit J      -  Special Provisions Applicable to Letters of Credit

         THIS PARTICIPATION AND LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of January __, 2004, among K-SEA OPERATING PARTNERSHIP L.P., a Delaware limited partnership ("BORROWER"); KEYBANK N.A., a national banking association ("KEYBANK"), for itself as Lender, and as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"); and THE CIT GROUP/EQUIPMENT FINANCING, INC., a Delaware corporation ("CIT"), for itself as Lender, and as collateral agent for Lenders (in such capacity, "COLLATERAL AGENT").

                                    RECITALS

         WHEREAS, Borrower desires to obtain loan facilities in the aggregate amount of Forty-Seven Million Dollars ($47,000,000.00) in order to provide working capital for its operations and cash to enable Borrower to acquire vessels from time to time and for other permitted corporate purposes of Borrower; and

         WHEREAS, Lenders have agreed to provide Borrower with three (3) loan facilities: (a) a working capital facility in the amount of Ten Million Dollars ($10,000,000.00)(with a Four Million Dollar ($4,000,000.00) sublimit for documentary letters of credit), (b) a revolving vessel acquisition facility in the maximum amount of Thirty Million Dollars ($30,000,000.00), and (c) a swing line facility, and KeyBank has also itself agreed to provide a fourth facility, a standby letter of credit facility with a limit of Seven Million Dollars ($7,000,000.00), all four of which facilities (each, a "FACILITY" and together, the "FACILITIES") shall be equally secured by all the Collateral (as hereinafter defined) and otherwise subject to the terms and conditions of this Agreement.

         The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ACQUIRED VESSEL" means a vessel acquired, retrofitted, rebuilt or upgraded with a Facility B Loan, or initially with a Facility C Loan and converted into a Facility B Loan as provided herein. All Acquired Vessels must be owned at all times by Borrower or a Guarantor.

         "ADMINISTRATIVE AGENT" means KeyBank N.A., in its capacity as administrative agent for Lenders hereunder.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, PROVIDED, HOWEVER, that with respect to Borrower and K-Sea, this term shall not be deemed to describe any Person who is not either Borrower, K-Sea or a direct or indirect subsidiary of K-Sea.

                                 [Participation and Loan and Security Agreement]

         "ANNIVERSARY DATE" means the date occurring one (1) year from the Effective Date and the same date in every year thereafter.

         "ANNUAL MAINTENANCE FEE" shall be $15,000.00 per annum.

         "APPLICABLE LAW" means all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

         "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the total Revolving Loans represented by such Lender's Revolving Loans. Facility D is provided solely by KeyBank and shall be excluded from the calculation of Applicable Percentage.

         "APPRAISAL" means any appraisal, either physical or desktop or both, as determined by an appraiser, of the Pool Vessels or any Acquired Vessel, conducted from time to time by or at the request of Lenders pursuant to the terms of this Agreement and shall also include the appraisal of the Pool Vessels performed by Lenders prior to the date hereof, or at Lenders' direction, by an appraiser appointed by Lenders and paid for by Borrower.

         "APPRAISER" means any one of L&R Midland, Marcon International, Inc., Merrill Marine Services, Inc., or any other Person agreed to by Borrower and Collateral Agent.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by any Lender and an assignee (with the consent of any party whose consent is required by Section 10.10 hereof), and accepted by Administrative Agent, in the form of EXHIBIT D or any other form approved by Administrative Agent.

         "ASSIGNMENTS" means, collectively, the Earnings Assignment and the Assignment of Insurances.

         "ASSIGNMENT OF INSURANCES" means the first priority assignment of insurances respecting the Pool Vessels granted by Borrower in favor of Collateral Agent in form and substance satisfactory to Collateral Agent.

         "AVAILABILITY PERIOD" means the period from and including the Effective Date to, but excluding, the earlier of the Termination Date and the date of termination of the Commitments.

         "BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the KeyBank Prime Rate, or (b) one-half of one percent in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the KeyBank N.A. Prime Rate or the Federal Funds Effective Rate, respectively.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

                                 [Participation and Loan and Security Agreement]

         "BORROWER" means K-Sea Operating Partnership L.P., a Delaware limited partnership.

         "BORROWING BASE" means 66 2/3% of the Orderly Liquidation Value of the Pool Vessels.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED, that when used in connection with a Loan that bears interest at a rate per annum equal to the LIBOR Rate (including any notice in respect thereof), the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London InterBank Market ("LIBOR BUSINESS DAY").

         "CAPITAL EXPENDITURES" means any expenditure or liability that is properly charged to a capital account or otherwise capitalized on Borrower's consolidated balance sheet in accordance with GAAP.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of ownership interests representing more than 50% of the general partnership interest in K-Sea or more than 50% of the aggregate ordinary voting power represented by the issued and outstanding ownership interests of Borrower or any Subsidiary Guarantor, or (b) for the period of twelve (12) consecutive calendar months, a majority of the board of Borrower or any Guarantor shall no longer be composed of individuals (i) who were members of said board on the first day of such period, (ii) whose election or nomination to said board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board, or (iii) whose election or nomination to said board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said board. The addition of independent directors (and the subsequent replacement of such independent directors) to the board of K-Sea upon and following its public offering shall not constitute a "Change in Control" for this purpose.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, including, without limitation, any change in any statutory, regulatory or institutional reserve requirement, including, but not limited to, the Statutory Reserve Rate, or (c) compliance by any Lender (or, for purposes of Section 2.11(b) hereof, by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                                 [Participation and Loan and Security Agreement]

         "CLASSIFICATION SOCIETY" means the American Bureau of Shipping or such other classification society acceptable to Lenders.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" means the collateral described in this Agreement, including, but not limited to, Article III hereof, the Assignments and the Mortgage, including, without limitation, the Vessels, and the Proceeds thereof, all insurance with respect to the Vessels, any and all charters of the Vessels by Borrower and all Hire and other amounts payable from time to time thereunder and the Proceeds thereof, all future charters of the Vessels by Borrower, including all Hire payments and Proceeds of the foregoing and all amounts payable hereunder as more specifically described herein and in the Assignments and the Mortgage.

         "COLLATERAL AGENT" means The CIT Group/Equipment Financing, Inc., in its capacity as collateral agent for Lenders hereunder.

         "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing fifty percent (50%) of the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 hereof, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.10 hereof. The initial amount of each Lender's Commitment is set forth (x) on Schedule 2.01 or (y) in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. In addition and with respect only to KeyBank, Commitment means one hundred percent (100%) of the credit exposure under Facility D.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "CREDIT PARTY" means each of Borrower, each Guarantor and each of their respective Subsidiaries.

         "CURRENT MATURITIES" means principal maturing or coming due on Indebtedness during the next succeeding period of twelve (12) calendar months or any portion of Indebtedness that would in accordance with GAAP be classified as a current liability of such Person.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DISTRIBUTIONS" means, with respect to any Person (i) cash distributions or any other distributions on, or in respect of, any ownership interest or any membership or partnership interest of such Person, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such interest.

         "DOCUMENTARY LETTER OF CREDIT", as defined in Section 2.02(b) hereof.

                                 [Participation and Loan and Security Agreement]

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "EARNINGS ASSIGNMENT" means the general assignment for security interest purposes of all charters, charter hire, freights and earnings with respect to the Pool Vessels and any Acquired Vessel granted by Borrower in favor of Lenders, in form and substance satisfactory to Lenders and their counsel.

         "EBITDA" means, with respect to any fiscal period of K-Sea and its consolidated Affiliates, including, without limitation, Borrower or any Guarantor, on a consolidated basis, the sum of:

               (1) the net income (or net loss) of Borrower (determined in accordance with GAAP) for such fiscal period, without giving effect to pre-tax gains or losses on the sale of assets or to any other extraordinary pre-tax gains or losses; plus:

               (2) to the extent that any of the items referred to in any of clauses (i) through (iii) below were deducted or added in calculating such net income:

                     (i)   Interest Expense of Borrower for such fiscal period;

                     (ii) federal and state income tax expenses of Borrower for such fiscal period;

                     (iii) the amount of all depreciation and amortization for such fiscal period.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 5.01 hereof are satisfied (or waived in accordance with Section 10.08 hereof).

         "ENVIRONMENTAL ACTION" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement arising under any Environmental Law or Environmental Permit relating to Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment in connection with or arising from exposure to or the actual or potential release of Hazardous Materials, including (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages, and (b) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL EVENT" means (i) an environmental event that has occurred or any environmental condition that is discovered in, on, beneath, from or involving any of the Vessels (including the presence, emission or release of Hazardous Materials or the violation of any applicable Environmental Law) for which a remediation or reporting could reasonably be required under applicable Environmental Law, or (ii) notification received by Borrower, any Guarantor or any charterer of a Vessel that such charterer, Guarantor, Borrower, or any Vessel is the subject of an Environmental Action relating to such Vessel that could reasonably be expected to result in any ordered remediation or corrective action or other material liability under applicable Environmental Law.

                                 [Participation and Loan and Security Agreement]

         "ENVIRONMENTAL LAW" means any and all applicable international, foreign, federal, state, regional and local Laws (as well as obligations, duties and requirements relating thereto under common law) relating to: (a) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Materials, materials containing Hazardous Materials, or hazardous or toxic materials or wastes into ambient air, surface water (including, without limitation, all inland and ocean waters), groundwater, watercourses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Materials, materials containing Hazardous Materials or hazardous and/or toxic wastes, materials, products or by-products (or of equipment or apparatus containing Hazardous Materials); or (c) pollution or the protection of human health, safety or the environment from exposure to or injury or damage caused by Hazardous Materials. Without limitation, "ENVIRONMENTAL LAW" includes CERCLA and OPA 90 and IMO 13(g) (when and if the latter comes into effect).

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of

                                 [Participation and Loan and Security Agreement]

any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Article VIII hereof.

         "EVENT OF LOSS" means, with respect to any Vessel, the actual or constructive loss or the disappearance of such Vessel or the loss of use thereof, due to theft, destruction, damage beyond repair or damage from any reason whatsoever, to an extent which makes repair uneconomical, or rendition thereof unfit for normal use, or the condemnation, confiscation or seizure of, or requisition of title to or use of, such Vessel by any Governmental Authority or any other Person, whether or not acting under color of Governmental Authority.

         "EXCLUDED TAXES" means, with respect to Administrative Agent, Collateral Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Administrative Agent, such Lender or such other recipient is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 2.16(b) hereof), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.13(d) hereof, except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.13(a) hereof.

         "FACILITY A" means the working capital facility in the aggregate amount outstanding at any time not to exceed Ten Million Dollars ($10,000,000.00) with a sublimit for Documentary Letters of Credit in the amount of Four Million Dollars ($4,000,000.00) as described in Section 2.02(b) hereof.

         "FACILITY B" means the revolving vessel acquisition facility in the maximum amount of Thirty Million Dollars ($30,000,000.00) as described in
Section 2.02(c) hereof.

         "FACILITY C" means the swing line facility as described in Section 2.02(d) hereof.

         "FACILITY D" means the Standby Letters of Credit facility made available by KeyBank in the maximum amount at any time of Seven Million Dollars ($7,000,000.00) as described in Section 2.02(e) hereof.

         "FACILITY A LOAN" has the meaning assigned to such term in Section 2.02(b) hereof and includes, without limitation, all amounts debited to reimburse the L/C Issuer for drawdowns against a Documentary Letter of Credit and related expenses provided at the request of Borrower pursuant to Section 2.02(b) hereof.

         "FACILITY B LOAN" has the meaning assigned to such term in Section 2.02(c) hereof.

                                 [Participation and Loan and Security Agreement]

         "FACILITY C AVAILABILITY" means KeyBank's Commitments under Facility A and Facility B less KeyBank's Applicable Percentage of the outstanding amounts of Facility A Loans, Facility B Loans and Facility C Loans.

         "FACILITY C LOAN" has the meaning assigned to such term in Section 2.02(d) hereof.

         "FACILITY D NOTE" means the secured promissory note of Borrower, substantially in the form of EXHIBIT B attached hereto, evidencing each Loan made by the L/C Issuer to Borrower under Facility D, as described in Section 2.02(e) hereof.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of Borrower.

         "FINANCIAL STATEMENTS" means the balance sheet and statement of income and cash flows of K-Sea and its consolidated Affiliates (including, without limitation, Borrower and all Guarantors), on a consolidated basis, as required from time to time to be provided by Borrower under this Agreement.

         "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of EBITDA less Maintenance CAPEX divided by Fixed Charges for such period.

         "FIXED CHARGES" means the sum, for any period for K-Sea and its consolidated Affiliates, including, without limitation, Borrower and any Guarantor, on a consolidated basis, of the following: (i) Interest Expense, plus
(ii) the current portion of minimum rents under operating leases, plus (iii) Current Maturities. For the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, and December 31, 2003, Interest Expense shall exclude all interest incurred prior to such Closing Date related to debt obligations repaid from IPO proceeds and not refunded with any Facility provided by Lenders pursuant to this Agreement.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America, as may be determined by the Financial Accounting Standards Board.

         "GOVERNMENT APPROVAL" means an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

                                 [Participation and Loan and Security Agreement]

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include any endorsement for collection or deposit in the ordinary course of business.

         "GUARANTORS" means, collectively, K-Sea and any Subsidiary Guarantor from time to time, and each, a "GUARANTOR."

         "HAZARDOUS MATERIALS" means (a) hazardous materials, hazardous wastes, and hazardous substances as those or similar terms are defined under any Environmental Laws, including, but not limited to, the following: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., as amended from time to time, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., as amended from time to time, CERCLA, the Clean Water Act, 33 U.S.C.
Section 1251 ET SEQ., as amended from time to time, the Clean Air Act, 42 U.S.C.
Section 7401 ET SEQ., as amended from time to time, and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., as amended from time to time, OPA 90; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) asbestos and/or any material which contains any hydrated mineral silicate, including, but not limited to, chrysolite, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (e) polychlorinated biphenyls ("PCBs"), or PCB-containing materials or fluids; (f) radon; (g) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste; and (h) any hazardous substance that, whether by its nature or its use, is subject to regulation under any Environmental Law or with respect to which any international, federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement (excluding fuel surcharge) or other interest or currency exchange rate or commodity price hedging arrangement.

                                 [Participation and Loan and Security Agreement]

         "HIRE" means all charter hire under any and all charters entered into by or on behalf of Borrower of any Vessel from time to time, together with additional hire, supplemental hire, requisition hire, freights and any other amounts paid to or for the account of Borrower on account of the use or employment of such Vessel.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all operating lease obligations of such Person, (j) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; PROVIDED, HOWEVER, that "Indebtedness" shall not include (x) Secured Nonrecourse Obligations and (y) nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with GAAP.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INTEREST EXPENSE" means, for any period, the sum, for K-Sea and its consolidated Affiliates, including, without limitation, Borrower or any Guarantor, on a consolidated basis, of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

         "INTEREST PAYMENT DATE" means, with respect to any Loan, the last day of each calendar month, PROVIDED, that if any Interest Payment Date would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Facility A Loan, a Facility B Loan and a Facility C Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made.

         "INTEREST PERIOD" means (a) with respect to any Facility A or Facility B Loan, the period commencing on the first day of the calendar month of such Loan and ending on the last day in the calendar month of such Loan; and (b) with respect to any Facility C Loan, the period commencing on the date of such Loan and ending on the last day in the calendar month of such Loan; PROVIDED, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a

                                 [Participation and Loan and Security Agreement]

Facility B Loan and a Facility C Loan only, such next succeeding Business
Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made.

         "INTEREST RATE" means the Base Rate or the LIBOR Rate, as applicable, as set forth in Section 2.02(g) hereof.

         "KEYBANK" means KeyBank N.A.

         "K-SEA" means K-Sea Transportation Partners L.P.

         "L/C ISSUER" means KeyBank.

         "L/C LIMIT" has the meaning assigned to such term in Section 2.02(e) hereof.

         "LENDER AFFILIATE" means, (a) with respect to any Lender, (i) an Affiliate of such Lender that is in the business of making and/or buying loans of the type described herein, or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by any Lender or an Affiliate of such Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "LENDERS" means CIT and KeyBank, each of their successors and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" means either a Documentary Letter of Credit or a Standby Letter of Credit.

         "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by the L/C Issuer at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Administrative Agent or purchase of a participation with respect to any Letter of Credit issued under Facility A or Facility D. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by the L/C Issuer thereupon or pursuant thereto.

         "LEVERAGE RATIO" shall be calculated by dividing total liabilities (excluding deferred taxes) less Subordinated Indebtedness by Tangible Net Worth.

         "LIBOR" means a rate of interest determined by Administrative Agent equal to: (a) the offered rate for deposits in United States Dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, as of the last Business Day of the month preceding the first day of each LIBOR Period, which shall be the first day of each month (unless such date is not a Business Day, in which event the next succeeding Business Day will be used);

                                 [Participation and Loan and Security Agreement]

divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board which are required to be maintained by a member bank of the Federal Reserve System. If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower. In the event that such rate is not available at such time for any reason, then the "LIBOR RATE" with respect to any Facility A or Facility B Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000.00 and for a maturity comparable to such Interest Period are offered to the Agent by prime banks in any Eurodollar market reasonably selected by the Agent, determined as of 11:00 a.m., London time (or as soon thereafter as practicable), two Banking Days prior to the beginning of the relevant Interest Period.

         "LIBOR BREAKAGE" has the meaning assigned to such term in Section 2.12 hereof.

         "LIBOR RATE" means LIBOR plus the Margin.

         "LIEN" means, with respect to any asset, any interest in property securing an obligation owed to, or a claim by, any person other than the owner of the property, whether such interest shall be based on common law, maritime law, statute, contract or conveyance and including, but not limited to, the security interest lien arising from any pledge, mortgage, chattel mortgage, charge, encumbrance, conditional sale or trust receipt, or from a charter, consignment or bailment for security purposes and any tax lien, mechanic's lien, materialman's lien, workman's lien, repairman's lien, any financing statement or other similar charge or encumbrance.

         "LOAN ACCOUNTS" means one or more loan accounts maintained by Administrative Agent for Borrower in the ordinary course of business, including, without limitation, any loan account in respect of Facility A, Facility B or Facility C, and each, a "LOAN ACCOUNT."

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Mortgage, the Parent Guaranty, any Subsidiary Guaranty, the Assignments and all consents given with respect to any of the foregoing.

         "LOAN REQUEST" means a request by Borrower for a Loan in accordance with Section 2.04 hereof.

         "LOANS" means any loans made by Lenders to Borrower pursuant to this Agreement, including, but not limited to, the Facility A Loans, Facility B Loans, Facility C Loans, Letter of Credit Obligations and the Term Loans.

         "LONG-TERM DEBT" means the aggregate (as of the date of calculation) of all those component parts of the Indebtedness which fall due on or for which payment of any amount is due more than one (1) year after the respective dates of the agreements providing for such component parts of the Indebtedness.

                                 [Participation and Loan and Security Agreement]

         "LONG-TERM LEASES" means, as of any date with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, of such Person outstanding the term of which ends more than one (1) year from the date of calculation. "RENT" for this purpose shall include only the capital portion of rent for all Capital Lease Obligations and the entire rent payable for all operating leases.

         "MAINTENANCE CAPEX" means Capital Expenditures for any period minus the corresponding increase in Long-Term Debt and/or Long-Term Leases for the same period.

         "MARGIN" means two hundred and fifty (250) basis points.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the Collateral, (b) the property, business, operations, financial condition, liabilities or capitalization of K-Sea and its consolidated Affiliates, including, without limitation, Borrower and any Guarantor, taken as a whole, (c) the ability of Borrower to perform any of its obligations under this Agreement (including the timely payment of all amounts due hereunder), (d) the rights of or benefits available to Administrative Agent, Collateral Agent and Lenders under this Agreement, or (e) the validity or enforceability of this Agreement.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of K-Sea, Borrower and its Subsidiaries in an aggregate principal amount exceeding $500,000.00. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of K-Sea, Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that K-Sea, Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MATURITY DATE" has the meaning assigned to such term in Section 2.03(c) hereof.

         "MAXIMUM AMOUNT" means, with respect to Facility A, Ten Million Dollars ($10,000,000.00); with respect to Facility B, Thirty Million Dollars ($30,000,000.00); with respect to Facility D, Seven Million Dollars ($7,000,000.00); and, with respect to Facilities A, B and C in the aggregate, Forty Million Dollars ($40,000,000.00).

         "MINIMUM LOAN" means, with respect to any Facility A Loan, Facility B Loan or Facility C Loan, Two Hundred Thousand Dollars ($200,000.00).

         "MORTGAGE" means the Mortgage, dated the date hereof, granted by Borrower to Lenders over the whole of the Pool Vessels, as the same may be amended, modified or supplemented from time to time and from which Vessels may be added or released from time to time.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "NON-QUALIFIED POOL VESSEL" means any Pool Vessel that is (i) a vessel required to be phased out at any time by OPA 90, (ii) not qualified or documented with endorsement for the

                                 [Participation and Loan and Security Agreement]

United States coastwise trade, or (iii) a vessel which is part of an incomplete two-vessel operating unit (comprised of a specific tug-barge combination).

         "NOTES" means, collectively, the Revolving Loan Notes, the Facility D Notes and the Term Loan Notes, and each, a "NOTE."

         "OBLIGATIONS" means the Loans and Letters of Credit and any and all other indebtedness, liabilities, advances, loans and obligations of every kind, nature and description owing by Borrower to Lenders, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement, as set forth in Section 10.02 hereof, or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended by assignment, merger with any other entity, participations or interests of Lenders in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing and shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Administrative Agent, Collateral Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), fees, charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents.

         "OPA" means the Oil Pollution Act of 1990, P.L. 101-380, 104 Stat. 484 ET SEQ., as amended from time to time.

         "ORDERLY LIQUIDATION VALUE" means, with respect to any Vessel, the net proceeds anticipated at a sale other than a forced sale upon foreclosure, as determined by Lenders or by independent appraisers appointed by Lenders at the expense of Borrower.

         "ORGANIZATIONAL DOCUMENTS" means, as the case may be, the articles of incorporation, by-laws, partnership agreement, articles of organization or other instrument creating or governing the operations, rights and obligations of the owners of an enterprise.

         "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                                 [Participation and Loan and Security Agreement]

         "PARENT GUARANTY" means that certain guaranty, dated the date hereof, executed by K-Sea in favor of Lenders in form and substance acceptable to Lenders in their sole discretion.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERMITTED LIENS" means:

               (a) Liens imposed by law for taxes or under ERISA in respect of contingent liabilities thereunder that are not yet due; and

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, including, but not limited to, liens for current wages of the crew of any Vessel, including the master of such Vessel, for current wages of stevedores when employed directly by such vessel or for general average or salvage, including contract salvage or liens, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days and in each such case such liens are subordinate to the Lien of the Mortgage;

PROVIDED, that the term "Permitted Liens" shall not include any Lien securing Indebtedness; and, PROVIDED, FURTHER, that the aggregate amount of Permitted Liens outstanding on all Pool Vessels at any one time shall not exceed $500,000.00.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "POOL VESSELS" means those vessels identified on Schedule I hereto, together with any vessels hereafter added to the Pool Vessels pursuant to
Section 3.02 or Section 3.03 hereof.

         "PROCEEDS shall have the meaning assigned to it in the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity or warranty payable to Lenders, from time to time with respect to the Vessels or other Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any sale, requisition, confiscation, condemnation, seizure or forfeiture of all and any part of the Vessels by any governmental body, authority, bureau or agency of any other Person (whether or not acting under color of governmental body); and (iii) accounts arising out of, any charter or chattel paper evidencing, any lease, contract for use or lease of, any and all other rents, hire or profits or other amounts from time to time paid or payable to Lenders in connection with, the Vessels.

         "PROHIBITED JURISDICTION" means any country or jurisdiction, from time to time, (a) that is subject of a prohibition order (or any similar order or directive), sanctions or restrictions

                                 [Participation and Loan and Security Agreement]

promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department, or (b) in which, or for which, any Lender, which is a Lender on the Effective Date, is otherwise prohibited or restricted, under laws, regulations, sanctions or restrictions applicable to it or its business, from extending credit, transferring property or assets, engaging in or facilitating trade or other economic activity, or otherwise doing business.

         "PROHIBITED PERSON" means any Person appearing on the Specially Designated Nationals List compiled and disseminated by the Office of Foreign Assets Control of the United States Treasury Department, as the same may be amended from time to time.

         "QUALIFIED POOL VESSELS" means Pool Vessels that are documented, coastwise eligible tugs, AT/Bs and double-hulled barges and are acceptable in age, construction, condition and trade employment to both Administrative Agent and Collateral Agent.

         "REGISTER" has the meaning assigned to such term in Section 10.10(c) hereof.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than forty-nine percent (49%) of the sum of the total Revolving Credit Exposure and unused Commitments at such time, exclusive of any Standby Letter of Credit under Facility D.

         "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans under Facilities A (including Documentary Letters of Credit), B and C at such time.

         "REVOLVING LOAN" means a Loan made pursuant to Section 2.02(b), (c) or
(d) hereof, but shall not include any Term Loan.

         "REVOLVING LOAN NOTE" means the secured promissory note of Borrower, substantially in the form of EXHIBIT A attached hereto, evidencing each Revolving Loan made by Lenders to Borrower under Facilities A, B or C, as described in Section 2.02 hereof.

         "SECURED NONRECOURSE OBLIGATIONS" means (i) secured obligations of Borrower taken on a consolidated basis where recourse of the payee of such obligations is expressly limited to an assigned lease or loan receivable and the property related thereto, (ii) debt of Single Transaction Subsidiaries, or (iii) liabilities of Borrower taken on a consolidated basis to any manufacturer of leased equipment where such liabilities are payable solely out of revenues derived from the leasing or sale of such equipment; excluding, however, nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with GAAP.

         "SETTLEMENT DATE" has the meaning assigned to such term in Section 2.05 hereof.

         "SINGLE TRANSACTION SUBSIDIARY" means any Subsidiary whose assets consist solely of financing transactions and the proceeds thereof with one or more obligors where the obligations

                                 [Participation and Loan and Security Agreement]

of such Subsidiary are not guaranteed by Borrower or any other Subsidiary and for which neither Borrower nor such other Subsidiary is liable.

         "STANDBY LETTER OF CREDIT", as defined in Section 2.02(e) hereof.

         "STANDBY LETTER OF CREDIT FEE" has the meaning assigned to such term in
Section 2.10(c) hereof.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which Administrative Agent is subject with respect to the LIBOR Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Loans that bear interest at a rate per annum equal to the LIBOR Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED INDEBTEDNESS" means all Indebtedness which is subordinated to the Obligations by its terms or pursuant to a subordination agreement, in each case, reasonably acceptable to Lenders.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any other Person the accounts of which would be consolidated with those of the Parent in the Parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held by the Parent, or (b) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

         "SUBSIDIARY GUARANTOR" means any Subsidiary that executes and delivers a Subsidiary Guaranty.

         "SUBSIDIARY GUARANTY" means any guaranty executed by any Subsidiary of Borrower in favor of Lenders pursuant to Section 6.18 hereof.

         "TANGIBLE NET WORTH" means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in Section 6.01 hereof, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises. Tangible Net Worth shall include Subordinated Indebtedness.

                                 [Participation and Loan and Security Agreement]

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TERM LOAN" has the meaning assigned to such term in Section 2.17 hereof.

         "TERM LOAN NOTE" has the meaning assigned to such term in Section 2.17 hereof.

         "TERM LOAN OPTION" means the option afforded Borrower as set forth in
Section 2.17 hereof to convert a Loan under Facility B to a Term Loan.

         "TERMINATION DATE" means January  __, 2007.

         "TITLE XI GUARANTIES" means United States government guaranties of debt instruments issued to fund the acquisition of one or more vessels, which guaranties are secured by preferred mortgages over the whole of such financed vessels, as provided in 46 U.S.C. Appendix Section 1271 ET SEQ. and the regulations promulgated by the Secretary of Transportation thereunder.

         "TRANSACTIONS" means the execution, delivery and performance by Borrower and Guarantors of this Agreement and the other Loan Documents, the making of Loans and the use of the Proceeds thereof.

         "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; PROVIDED, FURTHER, that in the event that, by reason or mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to Administrative Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         "UNUSED COMMITMENT FEE RATE" means twenty-five (25) basis points.

         "UNUSED LINE FEE" means an amount determined quarterly by multiplying the Unused Commitment Fee Rate by the difference between (x) the total Commitment of all Lenders under Facilities A, B and C and (y) the average daily principal balance outstanding under Facilities A, B and C and any Term Loans.

         "VESSELS" means, collectively, the Pool Vessels and the Acquired
Vessels.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                 [Participation and Loan and Security Agreement]

         SECTION 1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.03 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, that, if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    THE LOANS

         SECTION 2.01 COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, prepay and reborrow Revolving Loans.

         SECTION 2.02 LOANS.

               (a) Each Revolving Loan shall be made by Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that, subject to the provisions of Section 2.02(d) hereof, KeyBank is the sole Lender which shall make a Loan under Facility C. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

                                 [Participation and Loan and Security Agreement]

Lender of its obligations hereunder; PROVIDED, that the Commitments of Lenders are several and no Lender shall be responsible for any other Lender's failure to make any Loan as required.

               (b) FACILITY A. Subject to the terms and conditions contained herein and until the Termination Date, Lenders shall make loans to Borrower on a revolving basis in amounts requested by Borrower from time to time (the "FACILITY A LOANS" and each, a "FACILITY A LOAN") in an aggregate amount outstanding at any time not to exceed the lesser of $10,000,000.00 or the amount permitted by paragraph (f) of this Section 2.02. In addition, each Facility A Loan shall be in an aggregate amount that is an integral multiple of $100,000.00, and no such Facility A Loan shall be less than the Minimum Loan. Facility A Loans may, upon request of Lenders, be evidenced by a Revolving Loan
Note in the form attached hereto as EXHIBIT A. Subject to availability, at Borrower's request, L/C Issuer will issue documentary letters of credit (each, a "DOCUMENTARY LETTER OF CREDIT") up to an aggregate dollar amount outstanding at any one time of Four Million Dollars ($4,000,000.00) under Facility A, and any such drawdowns made under such Documentary Letters of Credit shall be funded by Facility A Loans at the time of such drawdown; PROVIDED, HOWEVER, the amount of outstanding Loans and the face amount of outstanding Documentary Letters of Credit shall not at any time exceed the Maximum Amount. Each drawdown and any expense payable by Borrower in accordance with EXHIBIT J hereto under any such Documentary Letter of Credit shall constitute a Loan under Facility C from the date of such drawdown to the first day of the next succeeding calendar month, at which time such Facility C Loan shall be refunded under Facility A and each Lender shall fund its respective Applicable Percentage of such Facility A Loan. Borrower shall deliver to L/C Issuer a completed and executed application form together with such other documents in the forms then required by L/C Issuer prior to the issuance of any Documentary Letter of Credit. In the event of any inconsistency between L/C Issuer's required forms and this Agreement, the Mortgages and the Assignments, the provisions of this Agreement, the Mortgages and the Assignments shall prevail. In addition, the special provisions of EXHIBIT J shall apply to any and all Documentary Letters of Credit.

               (c) FACILITY B. Subject to the terms and conditions contained herein and until the Termination Date, Lenders shall make loans to Borrower under Facility B on a revolving basis in amounts requested by Borrower from time to time (the "FACILITY B LOANS" and each, a "FACILITY B LOAN") in an aggregate amount outstanding at any time not to exceed the lesser of $30,000,000.00 or the amount permitted by paragraph (f) of this Section 2.02. In addition, each Facility B Loan shall be in an aggregate amount that is an integral multiple of $500,000.00, and no such Facility B Loan shall be less than the Minimum Loan. Availability under Facility B shall be reduced by the amount outstanding of the sum of any Term Loans. Facility B Loans may, upon request of Lenders, be evidenced by a Revolving Loan Note in the form attached hereto as EXHIBIT A.

               (d) FACILITY C. KeyBank will make loans under Facility C (the "FACILITY C LOANS" and each, a "FACILITY C LOAN") to ease loan administration of any Facility A Loan or Facility B Loan made other than on the first day of a LIBOR Interest Period. Each Facility C Loan shall be in an aggregate amount that is an integral multiple of $100,000.00, and no such Facility C Loan shall be less than the Minimum Amount. Interest and principal on each Facility C Loan will be payable from the proceeds of a Facility A Loan or a Facility B Loan in full on the last Business Day of the month in which such Facility C Loan is made, unless or to the extent

                                 [Participation and Loan and Security Agreement]

such Facility C Loan is prepaid in accordance with Section 2.09 hereof by such date. If an Event of Default shall occur, CIT shall purchase from KeyBank a percentage of the then outstanding Facility C Loans equal to its Applicable Percentage in regard to Facility A or Facility B Loans. Availability under Facility C will be equal to the aggregate Facility C Availability under Facility A and Facility B and cannot be used to increase availability. Any Facility C Loan may, upon request of KeyBank, be evidenced by a Revolving Loan Note in the form attached hereto as EXHIBIT A.

               (e) FACILITY D. Subject to the terms and conditions of this Agreement, the L/C Issuer agrees to incur, from time to time prior to the Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing one or more standby letters of credit to be issued or renewed, as the case may be, for Borrower's account (the "STANDBY LETTERS OF CREDIT" and each, a "STANDBY LETTER OF CREDIT"). The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Seven Million Dollars ($7,000,000.00) (the "L/C LIMIT"), or the amount permitted by paragraph (f) of this Section 2.02. Subject to Section 2.02(i) hereof, no such Standby Letter of Credit shall have an expiry date which is more than one (1) year following the date of issuance thereof. Any Letter of Credit Obligation may, upon request of the L/C Issuer, be evidenced by a Facility D
Note in the form attached hereto as EXHIBIT B. Borrower shall deliver to L/C Issuer a completed and executed application form together with subcharter documents in the forms then required by L/C Issuer prior to the issuance of any Standby Letter of Credit. In the event of any inconsistency between L/C Issuer's required forms and this Agreement, the Mortgages and the Assignments, the provisions of this Agreement, the Mortgages and the Assignments shall prevail. In addition, the special provisions of EXHIBIT J shall apply to any Standby Letters of Credit and any extensions or reversals thereof.

               (f) The aggregate principal amount of all Loans and Letters of Credit outstanding under all Facilities shall at no time exceed the lesser of $47,000,000.00 or the Borrowing Base. Lenders shall have no obligation to make any Loan or issue any Letter of Credit which, when added to then outstanding Loans and Letters of Credit, would exceed the Maximum Amount of any Facility or for all Facilities.

               (g) INTEREST RATE. (i) Each Facility A Loan shall accrue interest at the LIBOR Rate; (ii) each Facility B Loan under shall accrue interest at the LIBOR Rate; and (iii) each Facility C Loan under shall accrue interest at the Base Rate.

               (h) CONDITIONS. The making of any Loan hereunder at any time by Lenders is subject to compliance in full by Borrower with all of the terms and provisions of this Agreement and the other Loan Documents, each as at any time amended, and to the further condition that, at the time of the proposed making of any Loan, there shall have been no material adverse change in the financial condition or business of Borrower, and that no Event of Default, and no event which with the lapse of time or the notice and lapse of time specified for the purpose of constituting such an Event of Default, has occurred and is continuing at the time of such proposed Loan. No Loan will be made or Letter of Credit issued unless the conditions set forth in Article V hereof have been fulfilled. The foregoing shall have no effect on the extension of any Standby Letter of Credit issued under Facility D pursuant to a renewal clause set forth therein.

                                 [Participation and Loan and Security Agreement]

               (i) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Loan if the Interest Period requested with respect thereto would end after the Termination Date, and Borrower shall not be entitled to request any Letter of Credit or any renewal thereof which would expire after the Termination Date or provides for drawdown after the Termination Date.

         SECTION 2.03 PAYMENTS. (a) Interest on the unpaid principal balance of each Revolving Loan shall be payable by Borrower from the date hereof at the per annum Interest Rate set forth in Section 2.02(g) hereof. During the continuance of any Event of Default or upon termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the applicable Interest Rate (the rate so determined, the "LATE CHARGE RATE") otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lenders), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any Applicable Law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto. The reimbursement obligations of Borrower to the L/C Issuer shall bear interest at the Late Charge Rate from the date of payment for which reimbursement is required to the date of reimbursement. Reimbursement by Borrower to the L/C Issuer shall be effective on receipt by the L/C Issuer of immediately available funds at its designated account.

               (b) Interest shall be payable monthly in arrears on the daily unpaid principal balance of the Loans then outstanding, and shall be due and payable on the Interest Payment Dates during the term of this Agreement; PROVIDED, that (i) interest accrued pursuant to paragraph (a) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any voluntary or involuntary prepayment of any Facility A Loan or Facility B Loan prior to the end of the Interest Period therefor, accrued interest on such Facility A Loan or Facility B Loan shall be payable on the effective date of such prepayment, together with LIBOR Breakage, and (iv) all accrued interest shall be payable upon termination of the Commitments, except with respect to any interest accrued under any Term Loan, which shall be paid in accordance with the Term Note reflecting such Term Loan. Lenders are authorized to, and at their sole election may, charge to the Loan Accounts on behalf of Borrower and cause to be paid all interest, fees, expenses and charges other than principal due and owing by Borrower under this Agreement, if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the balance of the Loan Accounts to exceed the Maximum Amount. Interest due under any Facility on each Interest Payment Date shall be debited to Borrower's account under Facility A.

               (c) Principal shall be due and payable on (i) the Termination Date for all Facility A Loans then outstanding, (ii) within eighteen (18) months from the date of any Facility B Loan made for the purpose of acquiring one or more vessels (except in the case of Term Loans, which shall be paid in accordance with the Term Note reflecting such Term Loan), (iii) within the earlier of (x) twelve months from the date of a Facility B Loan and (y) redelivery of a vessel, in the case of any Facility B Loan made for the purpose of retrofitting, upgrading or

                                 [Participation and Loan and Security Agreement]

rebuilding of a vessel (except in the case of Term Loans, which shall be paid in accordance with the Term Note reflecting such Term Loan), (iv) in the case of a Facility C Loan, the last day of the month in which such Facility C Loan is made; PROVIDED, HOWEVER, that such Facility C Loan may be refunded with the proceeds of a Facility A Loan or Facility B Loan in accordance with the terms hereof, and (v) as to any Term Loan, the final installment payment date thereof (each of the above being a "MATURITY DATE"); PROVIDED, HOWEVER, that no Loan shall extend beyond the Termination Date, except for any Term Loan as provided herein and in the Term Note reflecting such Term Loan.

               (d) All computations of interest, fees and other charges shall be calculated on a per annum basis based on a year of 360 days computed on the basis of the average daily unpaid balance of principal outstanding during the preceding monthly period, in each case for the actual number of days occurring in the period for which such interest and fees are payable.

               (e) On the Maturity Date of a Facility C Loan, such Facility C Loan shall be refunded with the proceeds of a Facility A Loan or Facility B Loan unless a Default or Event of Default shall be then continuing.

         SECTION 2.04 REQUESTS FOR LOANS. To request a Loan, Borrower shall notify Administrative Agent of such request by telephone (a) in the case of a Facility A Loan or Facility B Loan, not later than 11:30 a.m., New York City time, three (3) Business Days before the date of the proposed Facility A Loan or Facility B Loan, or (b) in the case of any Documentary Letter of Credit Obligation, not later than 11:30 a.m., New York City time, three (3) Business Days before the issuance date of the proposed Documentary Letter of Credit. Each such telephonic Loan Request shall specify whether it is a Facility A Loan, a Facility B Loan or a Letter of Credit Obligation, be irrevocable and shall be confirmed promptly by hand delivery or telecopy to Administrative Agent of the appropriate written Loan Request in the form attached hereto as EXHIBIT G or H and signed by Borrower. Each such telephonic and written Loan Request shall specify the following information in compliance with Section 2.02 hereof:

                     (i)   the aggregate amount of the requested Loan;

                     (ii)  the date of such Loan, which shall be a Business Day;

                     (iii) whether such Loan is to be a Facility A Loan, a Facility B Loan or a Letter of Credit Obligation under Facility A or a Letter Credit Obligation under Facility D;

                     (iv) in the case of a Letter of Credit Obligation, the Loan Request shall be accompanied by (a) in the case of a Standby Letter of Credit under Facility D, (x) to the extent not previously delivered to Administrative Agent, copies of all agreements between Borrower and the Standby Letter of Credit beneficiary pertaining to the issuance of such standby Letters of Credit and (y) a copy of the form of a Standby Letter of Credit which is attached hereto as EXHIBIT F-1, and (b) in the case of a Documentary Letter of Credit under Facility A, a copy of the form of the application for a documentary letter of credit which is attached hereto as EXHIBIT F-2 and which may be amended by the L/C Issuer from time to time; and

                                 [Participation and Loan and Security Agreement]

                     (v) the location and number of Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 hereof.

On or before the Settlement Date, Administrative Agent shall advise each Lender of the details of the Loan Request and of the amount of such Lender's Revolving Loan to be made as part of the requested Loan. In the event a Facility A Loan or Facility B Loan is to be made on any day other than the first day of a LIBOR Interest Period, the Loan Request shall be deemed a request for a Facility C Loan to be refunded by a Facility A Loan or Facility B Loan. Notwithstanding anything contained herein to the contrary, Documentary Letter of Credit applications by Borrower and approvals by the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Administrative Agent and the L/C Issuer.

         SECTION 2.05 SETTLEMENT AND FUNDING OF LOANS. (a) Administrative Agent will make such Loan available to Borrower by promptly crediting the amounts, in like funds, to an account of Borrower maintained with Administrative Agent in New York City and designated by Borrower in the applicable Loan Request; and (b) each Lender shall transfer its Applicable Percentage of each Loan on the monthly settlement date, as agreed by Lenders ("the SETTLEMENT DATE"), by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of Administrative Agent.

         SECTION 2.06 NON-RECEIPT OF FUNDS. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to Administrative Agent such Lender's share of such Loan, Administrative Agent may assume that such Lender has made or, on the Settlement Date, will make such share available in accordance with Section
2.05 hereof and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Loan available to Administrative Agent by the Settlement Date, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate, or
(ii) in the case of Borrower, the Base Rate. If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender's share of such Loan.

         SECTION 2.07 TERMINATION AND REDUCTION OF COMMITMENTS.

               (a) Unless previously terminated, the Commitments shall terminate on the Termination Date.

               (b) Borrower may at any time terminate this Agreement with respect to all Facility A Loans and Facility B Loans; PROVIDED, that Borrower shall prepay all Revolving Loans in accordance with Section 2.09 hereof and replace all outstanding Letters of Credit and pay to Lenders a fee equal to $800,000.00 during the first year (on or before the first Anniversary Date of the Effective Date), $400,000.00 thereafter through the second Anniversary Date of the Effective Date, and $200,000.00 thereafter through the third Anniversary Date of the Effective Date; and, PROVIDED, FURTHER, that prepayment of Loans or other Obligations made under this

                                 [Participation and Loan and Security Agreement]

Agreement from the proceeds of additional equity offerings will not constitute termination of this Agreement or of any Facility but will restore the availability under Facility A and Facility B by the amount of such prepayments.

               (c) Borrower shall notify Administrative Agent of any election to terminate the Commitments under paragraph (b) of this Section at least three
(3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, Administrative Agent shall advise Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this Section shall be irrevocable; PROVIDED, that a notice of termination of the Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among Lenders in accordance with their respective Commitments.

         SECTION 2.08 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

               (a) Borrower hereby unconditionally promises to pay to Administrative Agent for account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date thereof.

               (b) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from any Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the applicable Interest Rate thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and
(iii) the amount of any sum received by Administrative Agent hereunder for the account of Lenders and each Lender's share thereof. Lenders may from time to time request that Administrative Agent provide Lenders with a copy of such records.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Loans and other Obligations in accordance with the terms of this Agreement.

               (e) Any one or more Lenders may request that any Loan made by it or them be evidenced by a Note. In such event, Borrower shall execute and deliver to such Lender or Lenders a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in form and substance acceptable such Lender. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after assignment pursuant to Section 10.10 hereof) be represented by one or more Notes in such form payable to the order of the payee named therein. Administrative Agent may enter Loans and repayment

                                 [Participation and Loan and Security Agreement]

made on any Note; PROVIDED, HOWEVER, that failure to do so shall not affect Borrower's obligations to repay all Loans made.

         SECTION 2.09 PREPAYMENT OF LOANS.

               (a) Except in the case of any Term Loan, which shall be subject to the provisions thereof, Borrower shall have the right at any time and from time to time to prepay any Facility A Loan, Facility B Loan or Facility C Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

               (b) Borrower shall notify Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of any Facility A Loan or Facility B Loan, not later than 11:30 a.m., New York City time, three (3) Business Days before the date of prepayment, or
(ii) in the case of prepayment of a Facility C Loan not later than 11:30 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Facility A, Facility B, or Facility C Loan, Administrative Agent shall advise Lenders of the contents thereof. Each partial prepayment of any Facility A, Facility B or Facility C Loan shall be in an amount that would be permitted in the case of such Facility A, Facility B or Facility C Loan, as provided in Section 2.02(b), (c) or (d) respectively. Each prepayment of a Facility A, Facility B or Facility C Loan shall be applied (i) in the absence of a Default, as Borrower directs, or (ii) if a Default has occurred and is continuing, as set forth in Section 2.14(b) hereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.03 hereof and LIBOR Breakage, if any.

         SECTION 2.10 FEES.

               (a) Borrower agrees to pay to Administrative Agent for account of each Lender on a pro rata basis, the Unused Line Fee, which shall accrue at the Unused Commitment Fee Rate on the average daily amount of the unused Commitments of each Lender for each of Facility A and Facility B during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Unused Line Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Unused Line Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (b) Borrower agrees to pay to Lenders on the date hereof (1) an origination fee in respect of Facility A in the amount of $100,000.00 to be shared PRO RATA by Lenders, and (2) an origination fee in respect of Facility B in the amount of $200,000.00 to be shared $150,000.00 by KeyBank and $50,000.00 by CIT (CIT having waived $100,000.00 of such fee).

               (c) Borrower agrees to pay to the L/C Issuer on the date hereof an origination fee in the amount of $70,000.00 for making Facility D available. As additional compensation, Borrower shall pay to L/C Issuer on the date of the issuance and each subsequent date of

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                                 [Participation and Loan and Security Agreement]

extension or renewal of any Standby Letter of Credit, a fee (the "STANDBY LETTER OF CREDIT FEE") equal to one and one-half percent (1.50%) per annum multiplied by the maximum amount available to be drawn under such Standby Letter of Credit, including any Standby Letter of Credit extending more than twelve (12) months by its own terms or by operation of any renewal or evergreen provision. In addition, Borrower shall pay to L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of Documentary Letter of Credit Obligations incurred under Section 2.02(b) hereof or otherwise payable pursuant to the application and related documentation under which such Documentary Letter of Credit is issued. Notwithstanding the foregoing, any fees owed by Borrower pursuant to this Section 2.10(c) may be debited to the Facility C account and refunded on the next Settlement Date with the proceeds of a Facility A Loan.

               (d) Borrower agrees to pay to Administrative Agent and Collateral Agent, for its own account, commitment fees, appraisal fees and agency fees payable in the amounts and at the times agreed upon among Borrower, Administrative Agent and Collateral Agent.

               (e) Borrower agrees to pay to Administrative Agent for account of each Lender on a pro rata basis, the Annual Maintenance Fee.

               (f) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to Administrative Agent for distribution to Lenders. Fees paid to Lenders shall not be refundable under any circumstances.

         SECTION 2.11 INCREASED COSTS.

               (a)   If any Change in Law shall:

                     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate); or

                     (ii) impose on any Lender or the London InterBank Market any other condition affecting this Agreement or any Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. In the alternative, Administrative Agent may debit Borrower's account under Facility A or Facility C in the amount of such additional costs.

               (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made or Commitments held by, such Lender, to a level below that which such

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                                 [Participation and Loan and Security Agreement]

Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

               (c) A certificate of any Lender calculating and setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED, that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.12 BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Facility A Loan, Facility B Loan (including any Term Loan) other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) hereof and is revoked in accordance herewith), or (c) the assignment of any Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to
Section 2.16(b) hereof, then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Facility A Loan, Facility B Loan or Term Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Facility A Loan, Facility B Loan (including any Term Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such Facility A Loan, Facility B Loan or Term Loan, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the LIBOR Rate market at the commencement of such period ("LIBOR BREAKAGE"). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such

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                                 [Participation and Loan and Security Agreement]

Lender the amount shown as due on any such certificate within 10 days after receipt thereof, or allow such Lender to advance against Facility A accordingly, provided availability exists.

         SECTION 2.13 TAXES. Any and all payments by or on account of any Obligation of Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED, that if Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, Collateral Agent, each Lender or L/C Issuer (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

               (a) In addition, Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

               (b) Borrower shall indemnify Administrative Agent, Collateral Agent, the L/C Issuer and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, Collateral Agent, L/C Issuer or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, together with copies of available documentation reflecting the imposition and amount of such Indemnified Taxes or Other Taxes delivered to Borrower by a Lender, Collateral Agent, the L/C Issuer or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

               (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

               (d) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by Borrower, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate.

                                 [Participation and Loan and Security Agreement]

         SECTION 2.14 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF
SET-OFFS.

               (a) Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.11, 2.12 or 2.13 hereof, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim, or shall allow Administrative Agent to advance against Facility A for all such payments, provided availability exists. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at its offices at 575 Fifth Avenue, 18th Floor, New York, New York 10017, except that payments pursuant to Sections 2.11, 2.12, 2.13 and 10.09 hereof shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

               (b)   (i)   Payments Received by Administrative Agent. So long as
(x) no Default with respect to any payments due hereunder or under any of the Obligations or (y) Event of Default shall have occurred and be continuing, each payment made by Borrower received by the Administrative Agent pursuant to paragraph (a) of this Section shall be applied, FIRST, to any costs, expenses, fees or other amounts due under this Agreement or under the other Loan Documents not constituting principal and interest due under the Loans, SECOND, to late charges due pursuant to Section 2.03 hereof, THIRD, to interest due on the unpaid principal balance of each Loan, FOURTH, to the payment in full of principal and all other Obligations which are then due and payable. If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due on any Revolving Loans, such funds shall be applied, FIRST, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, SECOND, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and THIRD, all remaining amounts, if any, shall be applied as provided in the first sentence of this
Section 2.14(b)(i).

                     (ii) Casualty Payments. So long as no (x) Default with respect to any payments due hereunder or under any of the Obligations or (y) Event of Default shall have occurred and be continuing, any amounts received by Collateral Agent or any Lender as a result of an Event of Loss with respect to any Pool Vessel or any Acquired Vessel that is not a Pool Vessel (including, without limitation, any payment of prepayment amounts under Section 2.09 hereof or insurance or condemnation proceeds) shall be retained by Lenders as cash collateral to the extent the aggregate Orderly Liquidation Value of the remaining Pool Vessels is less than $71,000,000.00, until such time as Borrower pledges another Qualified Pool Vessel or Qualified Pool Vessels to increase the aggregate Orderly Liquidation Value of the Pool Vessels to not less than $71,000,000.00, at which time such amounts shall be applied, FIRST, to the payment of any amounts outstanding under Facility C and thereafter held by Lenders for application against other Revolving Loans at the end of any then current interest period or periods,

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                                 [Participation and Loan and Security Agreement]

         SECOND, to the payment in full of all the Obligations which are then due and payable, and, THIRD, the balance, if any, after payment of the foregoing amounts, shall be paid by Lenders to Borrower.

                     (iii) Other Amounts. So long as no (x) Default with respect to any payments due hereunder or under any of the Obligations or (y) Event of Default shall have occurred and be continuing, all Proceeds from time to time received by Collateral Agent or any Lender shall be applied, FIRST, to any costs, expenses, fees or other amounts due under this Agreement and the other Loan Documents not constituting principal and interest due under the Loans, SECOND, to the payment in full of all the other Obligations which are then due and payable, THIRD, if provision as to the application of such amounts is made in this Agreement or any other Loan Document, Collateral Agent or any Lender shall, in its sole discretion, either apply such payment to the purpose for which it was made or pay it to Borrower, which shall so apply it and, FOURTH, if due to Borrower, Collateral Agent or such Lender shall pay such amounts to Borrower.

                     (iv) Application After Default but before Event of Default. All payments received and amounts realized by Lenders after a Default shall have occurred and be continuing, but prior to the occurrence of an Event of Default or any acceleration of any Loan or Note, all Proceeds or other amounts received in repayment of the Collateral shall be held by Lenders as part of the Collateral until such time as no Defaults or Events of Default shall be continuing hereunder (at which time such funds shall be paid to Borrower) or until such funds are applied pursuant to Section 8.02 hereof. Collateral Agent or any Lender shall apply the cash proceeds of Collateral actually received by Lenders from any sale, lease, foreclosure or other disposition of the Collateral to payment PRO RATA of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lenders with respect thereto or otherwise chargeable to Borrower). Lenders shall apply all such receipts ratably against Obligations under Facilities A, B, C and D. Borrower shall remain jointly and severally liable to Lenders for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                     (v) Application After Event of Default. After an Event of Default shall have occurred and be continuing and after Lenders have either, (i) as assignee from Borrower of any charter of any of the Vessels, declared such charter to be in default or terminated in accordance with the terms thereof, or (ii) declared all amounts outstanding hereunder to be due and payable pursuant to Section 8.02 hereof, or done both (i) and (ii), all payments received and amounts realized by any Lender, as well as all payments or amounts then held by Lenders as part of the Collateral, shall be applied against the Obligations in such order and such manner as the Lenders, in their sole discretion, may determine and as otherwise provided in the other Loan Documents and the documents evidencing the other Obligations, and the balance, if any, shall be paid by Lenders to Borrower.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans

                                       31
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                                 [Participation and Loan and Security Agreement]

resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; PROVIDED, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

               (d) Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05 or 2.14(d) hereof, then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.15 LETTERS OF CREDIT.

               (a) Obligation Absolute. The obligation of Borrower to reimburse Administrative Agent and the L/C Issuer for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of the Borrower to make payments to Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                     (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

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                                 [Participation and Loan and Security Agreement]

                     (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates, the L/C Issuer or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Administrative Agent, any Lender, the L/C Issuer or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                     (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                     (iv) payment by L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                     (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                     (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

               (b) RISK. As among Administrative Agent, the L/C Issuer and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law none of Administrative Agent or the L/C Issuer shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; PROVIDED, that, in the case of any payment by Administrative Agent under any Letter of Credit, Administrative Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit; and (H) for any consequences arising from causes beyond the control of Administrative

                                 [Participation and Loan and Security Agreement]

Agent or the L/C Issuer. None of the above shall affect, impair, or prevent the vesting of any of Administrative Agent's or the L/C Issuer's rights or powers hereunder or under this Agreement.

               (c) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

         SECTION 2.16 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

               (a) If any Lender requests compensation under Section 2.11 hereof, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.13 hereof, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.13 hereof, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.11 hereof, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.13 hereof, or if any Lender defaults in its obligation to fund Loans hereunder, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.10 hereof), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED, that (i) Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts), and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.11 hereof or payments required to be made pursuant to Section
2.13 hereof, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

         SECTION 2.17 TERM-LOANS. Prior to the Termination Date and only in the absence of a Default or an Event of Default, Borrower shall have the option (the "TERM LOAN OPTION") to convert any Facility B Loan to a term loan ("TERM LOAN") on the final Interest Payment Date with respect to such Facility B Loan. Borrower shall pay to Lenders a fee of one percent (1%) based on the amount of any and all Facility B Loans for which the Term Out option is exercised. Each Term Loan shall be repaid in 60 equal consecutive monthly principal payments, plus

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                                 [Participation and Loan and Security Agreement]

interest, calculated on the basis of 10-year amortization, with all remaining principal and interest to be due on the sixtieth (60th) and final Installment Payment Date; PROVIDED, that no Term Loan may extend beyond the useful economic life for the Borrower's trade of the Vessels identified to such Term Loan as determined by an Appraiser. Unless Lenders may otherwise agree and except as provided in the next sentence, interest on any termed-out Facility B Loan shall accrue at the LIBOR Rate. Lenders will make a fixed-rate option available for any Term Loan upon request of Borrower, such rate shall be based on Lenders' sole judgment of the then-current market conditions and financial performance of Borrower and Guarantors; PROVIDED, HOWEVER, that Borrower will also be permitted to swap Lenders' existing variable rate to a fixed rate with another lending institution. All documentation reflecting such Term Loan must be satisfactory to Lenders and their counsel and all fees, including legal fees and expenses, and expenses attendant thereon shall be paid by Borrower. No Term Loan Option shall be available for any Facility B Loan or aggregation of Facility B Loans of less than $500,000.00. Each Term Loan shall continue to be secured by all Collateral, PROVIDED, that, if after the Termination Date there are Term Loans outstanding and no Default or Event of Default is continuing, Lenders shall release Pool Vessels from the Lien of the Mortgage and their Proceeds from the Lien of the Assignments, commencing first with Non-Qualified Vessels, until, in the sole discretion of the Collateral Agent, the Term Loan to Collateral ratio of the Vessels identified to each Term Loan is not greater than 2:3. Borrower shall execute and deliver to Collateral Agent any and all additional documentation, including, without limitation, notes in the form of EXHIBIT C hereto (the "TERM LOAN NOTES" and each, a "TERM LOAN NOTE"), mortgages, amendments, assignments and other documentation as Collateral Agent may request to reflect such Term Loan, at Borrower's expense, including, without limitation, attorneys' fees. With respect to any Acquired Vessel not tendered as a Pool Vessel, a Term Loan may be secured by a mortgage on that vessel identified to such Term Loan; PROVIDED, that no Vessel identified to a Term Loan may be a Pool Vessel.

                                   ARTICLE III

                           GRANT OF SECURITY INTEREST

         SECTION 3.01 . To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lenders a continuing security interest in and Lien upon, and a right of set-off against, and Borrower hereby assigns and pledges to Lenders, all of the Collateral owned by it or a Subsidiary Guarantor or in which such party has an interest.

         Collateral means:

         (i) each of the Pool Vessels identified in Schedule I and any Acquired Vessel hereafter financed through Facility B or Facility C, together with all of its machinery, anchors, cables, chains, rigging, tackle, fittings, tools, pumps, pumping equipment, gear, apparel, furniture, appliances, equipment, spare and replacement parts and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired by its respective owner and whether on board or not, and also any and all additions, improvements and replacements made in or to such Pool Vessels and Acquired Vessels or any part thereof or in or to any equipment and appurtenances thereunder appertaining or belonging and any and all the charter hire, subcharter hire, freights, subfreights, earnings, charters (including, without

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                                 [Participation and Loan and Security Agreement]

limitation, any rights of termination thereof), to the extent set forth in the Earnings Assignment, insurance proceeds and all other Proceeds paid or payable to Borrower on account of the use or employment of any Vessel, being secured by the Mortgage or any other mortgage to be executed and delivered by Borrower in favor of Lenders (each, a "MORTGAGE"); and

         (ii) all records, computer tapes, discs, and other data however stored, ledger sheets, correspondence, invoices, delivery receipts, documents and instruments related to any of the foregoing.

         It is understood and agreed that all of the Collateral which Lenders or any of them may at any time acquire from Borrower or from any other source in connection with the Obligations of Borrower to Lenders, shall constitute Collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and that all Obligations howsoever and whensoever incurred, shall be secured by all Collateral howsoever and whensoever acquired, and Lenders shall have the right, in its sole discretion, to determine the order in which Lenders' rights in or remedies against any Collateral are to be exercised and which type of Collateral and which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations.

         SECTION 3.02 . On reasonable notice from Borrower, Lenders will permit the substitution of a Pool Vessel with another vessel, PROVIDED, that such substitute vessel is subject to an Appraisal and that the Orderly Liquidation Value of the Pool Vessels after such substitution remains equal to or greater than $71,000,000.00 and that such vessel can be used in Borrower's business as currently constituted. Each substitute vessel shall be first made subject to the Mortgage and the Assignments. The costs of any such substitution, including, without limitation, counsel fees, will be for Borrower's account, payable on demand. No Pool Vessel or Acquired Vessel shall be valued as a constituent part of an integrated tug/barge unit unless all components of such unit are subject, or upon acceptance by Lenders would be subject, to the Mortgage.

         SECTION 3.03 ORDERLY LIQUIDATION VALUE. Based on any Appraisal of the Pool Vessels, the aggregate Orderly Liquidation Value of the Pool Vessels must be equal to or greater than $71,000,000.00 throughout the term of this Agreement, PROVIDED, that in no event shall more than fifteen percent (15%) of the aggregate Orderly Liquidation Value of the Pool Vessels be attributable to Non-Qualified Pool Vessels. In the event any Appraisal done at any time indicates that the aggregate Orderly Liquidation Value of the Pool Vessels is less than $71,000,000.00, Borrower shall pledge additional vessels acceptable to Lender, and the Proceeds thereof, until the aggregate Orderly Liquidation Value of the Pool Vessels is equal to at least $71,000,000.00. Provided that no Default or Event of Default is continuing, in the event that any Appraisal done at any time indicates that the aggregate Orderly Liquidation Value of the Vessels exceeds $71,000,000.00, then, provided there is no existing Event of Default, at Borrower's written request and at Borrower's expense, Lenders agree to release Pool Vessels, commencing with Non-Qualified Pool Vessels, from the pool of assets, PROVIDED, that the aggregate Orderly Liquidation Value of the Pool Vessels may not be reduced to less than $71,000,000.00. Notwithstanding the foregoing, the value of any vessel acquired, retrofitted, rebuilt or upgraded with any Facility B Loan shall not be included for purposes of determining the aggregate Orderly

                                 [Participation and Loan and Security Agreement]

Liquidation Value of the Pool Vessels as collateral while such vessel is under construction but may be included upon completion of work and redelivery to Borrower.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lenders the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of any Loans by Lenders to Borrower:

         SECTION 4.01 ORGANIZATION. Each of Borrower, K-Sea and any Subsidiary Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and has the necessary right, power and authority to own its respective assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction where such qualification is legally required and in each jurisdiction where the failure to qualify would affect the enforceability of the Loan Documents or otherwise adversely affect the Collateral or Borrower's or K-Sea's ability to perform its respective obligations under any of the Loan Documents. In furtherance and not in limitation of the foregoing, Borrower shall furnish to Administrative Agent and Lenders a certificate of good standing from its respective jurisdiction of formation.

         SECTION 4.02 POWER AND AUTHORITY. Borrower has full power, authority and legal right to execute and deliver this Agreement, any Notes, the Mortgage, the Assignments and any other Loan Documents executed and delivered from time to time by Borrower, and to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interests created by this Agreement and the Mortgage. This Agreement has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The transactions contemplated by this Agreement and the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) do not require the consent of any other Person (including, without limitation, any stockholder, trustee or holder of Indebtedness), (c) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of Borrower or any of its Subsidiaries or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Borrower or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

                                 [Participation and Loan and Security Agreement]

         SECTION 4.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) Borrower was formed on July 14, 2003, and has conducted no business other than the acquisition, ownership and chartering of its vessels, including the Pool Vessels.

               (b) Borrower has heretofore furnished to Lenders Financial Statements (i) as of and for the fiscal year ended June 30, 2003, reported on by PriceWaterhouseCoopers, independent public accountants, and (ii) as of and for the succeeding fiscal quarter ended September 30, 2003, certified by the applicable Financial Officer, which Financial Statements present fairly, in all material respects the financial position and results of operations and cash flows as of such dates and for such periods in accordance with GAAP, consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of Financial Statements referred to in clause (b)(ii) above.

         SECTION 4.05 LITIGATION. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any of the Collateral (i) which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the transactions contemplated hereby.

         SECTION 4.06 ENVIRONMENTAL CONDITION. Except as identified on Schedule
4.06 hereto, none of Borrower's nor any of its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law (including, without limitation, OPA) as a Hazardous Waste disposal site, or a candidate for closure pursuant to any Environmental Law, which designation or identification could reasonably be expected to have a material adverse effect on Borrower's or its Subsidiaries' business or on any of the Collateral. No Lien arising under any Environmental Law has attached to any revenues or to any of the Pool Vessels or any real or personal property owned by Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency, the United States Coast Guard or any other federal or state governmental agency regarding any action or omission by Borrower or any of its Subsidiaries resulting in the releasing, or otherwise exposing of Hazardous Waste into the environment, which notice could reasonably be expected to have a material adverse effect on Borrower's or its Subsidiaries' business or on any of the Collateral. Borrower and its Subsidiaries (a) are in compliance (in all material respects) with all Environmental Laws, including, but not limited to, all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any Hazardous Waste, and (b) will obtain, maintain and/or comply with any permit, license or other approval required under any Environmental Law.

         SECTION 4.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                                 [Participation and Loan and Security Agreement]

         SECTION 4.08 INVESTMENT AND HOLDING COMPANY STATUS. Neither Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.09 TAXES. Each of Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of Borrower in respect of Taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid Tax liabilities for such periods.

         SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

         SECTION 4.11 DISCLOSURE. None of the reports, Financial Statements, certificates or other information furnished by or on behalf of Borrower to Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to Borrower that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lenders for use in connection with the transactions contemplated hereby.

         SECTION 4.12 NO OTHER NAME. Borrower has not changed its name nor has done business in any name other than that set forth in the introductory paragraph of this Agreement.

         SECTION 4.13 TITLE. Borrower has and at all times will defend and continue to have good and marketable title to all of the Collateral, free and clear of all Liens, security interests, claims or encumbrances of any kind whatsoever subject only to Permitted Liens and the Vessels are documented in the name of Borrower with the United States Coast Guard National Vessel Documentation Center in Falling Waters, West Virginia.

         SECTION 4.14 LENDERS' SECURITY INTEREST. On the Effective Date, Lenders shall have a legal, valid and continuing first preferred ship mortgage (as amended, supplemented or otherwise modified from time to time) over the whole of, and a perfected first lien on and security interest

                                 [Participation and Loan and Security Agreement]

in, the Pool Vessels, and Lenders shall have a perfected first lien on and security interest in the Collateral subject only to Permitted Liens and all taxes, fees and other charges in connection therewith shall have been duly paid. There are no charters in effect on any Pool Vessels other than the charters identified on Schedule 4.14 hereto.

         SECTION 4.15 CITIZENSHIP. Borrower is a citizen of the United States as defined in section 2 of the Shipping Act, 1916, as amended, duly qualified to engage in the coastwise trade and in foreign commerce of the United States, and shall remain such a citizen while any Loan remains outstanding and during the life of the Mortgage.

                                    ARTICLE V

                                   CONDITIONS

         SECTION 5.01 EFFECTIVE DATE. The obligations of Lenders to make the Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.08 hereof):

               (a)   Administrative Agent (or its counsel) shall have received
(i) from each party hereto either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and
(ii) executed counterparts of each of the Loan Documents executed by each party thereto.

               (b) Each partner in Borrower shall have effectively subordinated to the rights and Lien of Lenders, all loans and advances made to Borrower by such partner, and Liens held by such partner against Borrower's assets. The Mortgage and other Loan Documents, agreements and instruments executed or delivered in connection herewith shall be in form and substance satisfactory to Lenders and their counsel and shall have been duly executed and delivered to Lenders by the parties thereto and acknowledgments and consents (if any) to assignments, in form and substance satisfactory to Lenders, from any charterer of or any party to a contract of affreightment relating to the Pool Vessels shall have been duly authorized and executed by the Borrower and delivered to Lenders.

               (c) Collateral Agent shall have received evidence satisfactory to it that the Pool Vessels are insured in accordance with the provisions of this Agreement, the Mortgage and the Assignment of Insurances.

               (d) All filings, including all applicable UCC-1 filings pursuant to the UCC, recordings and other actions deemed necessary or desirable by Lenders in order to establish, protect, preserve and perfect both (i) the Mortgage as a preferred mortgage over the whole of each of the Pool Vessels therein pledged in favor of Lenders, and (ii) Collateral Agent's Lien on behalf of Lenders on and security interest in all other Collateral as a valid perfected first and only security interest subject, in the case of the Pool Vessels, only to Permitted Liens, shall have been duly effected, including, without limitation, the filing of financing statements and the filing and recordation of the Mortgage and all other actions required to perfect Lenders' security interest in

                                 [Participation and Loan and Security Agreement]

the Collateral, all in form and substance satisfactory to Lenders, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Borrower.

               (e) (i) The representations and warranties contained in this Agreement, the Mortgage, and in all of the other agreements, documents and instruments executed and delivered to Lenders in connection herewith shall be true and correct in all material respects on and as of the date of the making of each Loan with the same effect as if made on and as of such date; (ii) no Default or Event of Default shall be in existence on the date of the making of each Loan or shall occur as a result of each Loan; (iii) no event of default shall have occurred and be continuing on the date on which the Loan is made under any charter of any of the Pool Vessels; and (iv) the acceptance by Borrower of each Loan shall constitute a representation by Borrower that the statements contained in clauses (i), (ii) and (iii) above are true and correct on the date on which such Loan is made.

               (f) Collateral Agent and Lenders shall have (i) received an Appraisal of all Pool Vessels, PROVIDED, that Lenders may defer a physical appraisal and accept a desktop appraisal pending confirmation of a physical appraisal subsequent to closing, and (ii) received and found to be satisfactory abstracts of title, or documents of similar effect as to the Pool Vessels confirming that such Pool Vessels are owned by Borrower free of all recorded Liens (except the Permitted Liens) as of the date of such Loan. Additionally, Lenders shall have received satisfactory evidence that the Pool Vessels are operationally suitable for the trades in which such Pool Vessels are expected to be engaged and can be operated by Borrower and/or a Subsidiary Guarantor in their intended trades without impediment.

               (g) There will have been a successful initial public offering of K-Sea Transportation Partners L.P. with a minimum gross proceeds of $70,000,000.00.

               (h) Borrower and its Subsidiaries shall have retired all debt other than (i) any Obligations incurred under Facility A or Facility B, and (ii) any obligations secured by Title XI Guaranties.

               (i) Lenders shall have received assurances acceptable to Lenders that the transfer to Borrower of all Pool Vessels pursuant to the contemplated restructuring does not constitute a fraudulent conveyance under Applicable Law and that Borrower is in compliance with all government regulations, including those relating to the ownership and operation of vessels in the United States coastwise trade.

               (j) No Event of Loss shall have occurred with respect to any of the Pool Vessels.

               (k) All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for Lenders.

               (l) Administrative Agent shall have received a favorable written opinion (addressed to Administrative Agent and Lenders and dated the Effective Date) of counsel to Borrower, substantially in the form of EXHIBIT E, and covering such other matters relating to

                                 [Participation and Loan and Security Agreement]

Borrower, this Agreement or the other Loan Documents as Required Lenders shall reasonably request.

               (m) Administrative Agent shall have received such documents and certificates as Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Borrower, the authorization of the Transactions and any other legal matters relating to Borrower, this Agreement or the Loan Documents, all in form and substance satisfactory to Administrative Agent and its counsel.

               (n) Lenders shall have received all fees and other amounts due and payable hereunder and under any separate fee letters on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

Administrative Agent (acting itself or through its counsel) shall notify Borrower and Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.08 hereof) at or prior to 3:00 p.m., New York City time, on January __, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 5.02 SUBSEQUENT LOANS. The obligation of Lenders to make subsequent Loans to Borrower hereunder shall not become effective until after the date on which conditions in Section 5.01(b), (e), (j), (m) and (n) hereof are satisfied (or waived in accordance with Section 10.08 hereof).

         Notwithstanding the foregoing, the obligations of Lenders to make Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.08 hereof) at or prior to 3:00 p.m., New York City time, on the date of any such Loan. Each Loan shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in Article IV hereof.

         SECTION 5.03 FACILITY B AND FACILITY C LOANS. The obligation of Lenders to make Facility B or Facility C Loans to Borrower shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.08 hereof):

               (a)   Each of the conditions set forth in Section 5.01 or
Section 5.02, as applicable, is satisfied (or waived in accordance with Section
10.08 hereof).

               (b) In the case of a Facility B Loan requested by Borrower to acquire a vessel or vessels in a single transaction for an amount greater than Ten Million Dollars and less than Twenty Million Dollars ($20,000,000.00), Borrower shall provide a written analysis, certified by its Financial Officer, confirming PRO FORMA covenant compliance, with supporting calculations and financial information. In the case of a Facility B Loan request equal to or greater than Twenty Million Dollars ($20,000,000.00), Borrower or K-Sea must provide a complete package of historical and projected financials, asset appraisals, management's plan for integrating the acquisition, and any other reasonable information requested by and acceptable to Lenders; PROVIDED, HOWEVER, that Facility B and Facility C Loans above Twenty Million Dollars

                                 [Participation and Loan and Security Agreement]

($20,000,000.00) are at the sole discretion of Lenders and require Borrower to provide written analysis, certified by Borrower's and K-Sea's Financial Officers, confirming PRO FORMA covenant compliance and provide additional financial information as stated above. Lenders reserve the right of refusal to fund for any vessel acquisition that does not meet the foregoing requirements or for which sufficient information was not provided.

               (c) Each vessel Borrower proposes to acquire with a Facility B or Facility C Loan shall be subject to an Appraisal; PROVIDED, HOWEVER, that, at Borrower's request, Collateral Agent, in its sole discretion, may provisionally accept a desk appraisal and permit Borrower to defer a physical Appraisal until a subsequently scheduled drydocking if one is scheduled within the six (6) month period following the date of acquisition of such vessel.

               (d) Subject to Section 3.03 hereof, each vessel Borrower proposes to acquire or rebuild, retrofit, upgrade or improve with a Facility B or Facility C Loan, including any vessel owned by Borrower and not previously included as a Pool Vessel, shall, and in the case of a vessel to be rebuilt, retrofitted, upgraded or improved with such loan shall prior to commencement of any financed work, be made subject to a preferred mortgage and assignments of insurances and proceeds securing not only the Facility B and/or a Facility C Loan with which it was acquired but all other Loans and Obligations under Facility A, Facility B, Facility C and Facility D equally with all other Collateral.

               (e) Each vessel Borrower proposes to acquire with a Facility B or Facility C Loan shall meet, and any vessel retrofitted, rebuilt or upgraded with a Facility B or Facility C Loan (including an Acquired Vessel) will be required on redelivery to Borrower to meet, the documentation and construction standards of a Pool Vessel, except with respect to any Acquired Vessel which is a vessel under construction and subject to a post construction financing commitment from the United States Maritime Administration; PROVIDED, HOWEVER, that Lenders shall have no obligation to make any Loans to finance the retrofitting, rebuilding or upgrading of any vessel in which Lenders do not have a security interest or mortgage acceptable to Lenders prior to the commencement of any such work as provided in Section 5.03(d) hereof.

               (f) Collateral Agent shall have received evidence satisfactory to it that the vessel Borrower proposes to acquire with a Facility B or Facility C Loan is insured in accordance with provisions of this Agreement, the Mortgage and the Assignment of Insurances.

               (g) Collateral Agent shall have received a certificate signed by the United States Maritime Administration, in form and substance satisfactory to Lenders, stating (1) that the United States Maritime Administration has received written notice from Borrower that Borrower intends to finance the acquisition or renovation of such vessel with one or more loans from Lenders, and (2) that the United States Maritime Administration has not received and will not request, demand or accept any lien on or security interest in such vessel, her earnings, insurances or any of the proceeds thereof.

                                 [Participation and Loan and Security Agreement]

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, Borrower covenants and agrees with Lenders that:

         SECTION 6.01 FINANCIAL STATEMENTS AND OTHER INFORMATION.

               (a) Borrower shall deliver to Lenders, at Borrower's sole expense: (i) as soon as available but no later than forty-five (45) days after the end of each fiscal quarter, the unaudited consolidated Financial Statements of K-Sea for such interim fiscal period, certified by the Financial Officer of K-Sea, and (ii) as soon as available but no later than ninety (90) days after the end of each fiscal year, the audited consolidated Financial Statements of K-Sea for such fiscal year, certified by independent certified public accountants acceptable to Lenders. All of the foregoing shall be in such form and together with such information with respect to the business of Borrower, as Lenders may in each case request as reasonably calculated by Lenders to enable them to confirm and prove elements of the Financial Statements. Borrower shall keep and maintain its books and records in accordance with GAAP, consistently applied.

               (b) Concurrently with any delivery of Financial Statements under clause (a) above, Borrower shall deliver to Lenders a certificate of a Financial Officer of K-Sea (i) certifying as to whether a Default has occurred since the delivery of the previous such certificate or to the date hereof and, if such a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.02, 7.03 and 7.05 (hereof), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited Financial Statements referred to in Section 4.04 or Section 6.01 hereof, as applicable, has had a material adverse effect on the Financial Statements accompanying such certificate and, if so, the estimated dollar amount thereof.

               (c) Promptly after the same become publicly available, Borrower shall make available (including through electronic availability) to Lenders copies of all periodic and other reports, proxy statements and other materials filed by Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

               (d) Promptly following any request therefor, Borrower shall deliver to Lenders such other information regarding the operations, business affairs and financial condition of K-Sea or any Subsidiary, or compliance with the terms of this Agreement, as Administrative Agent or any Lender may reasonably request.

         SECTION 6.02 VESSEL APPRAISALS. Lenders may conduct, and Borrower shall cooperate in the conduct of, a physical Appraisal of any or all of the Pool Vessels and Acquired Vessels at Borrower's expense, over every eighteen (18) month period of this Agreement in the absence of

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                                 [Participation and Loan and Security Agreement]

an Event of Default and at any time during the continuance of an Event of Default. The first eighteen-month period will begin on the Effective Date; PROVIDED, HOWEVER, that Borrower will allow access to any appraiser sent by Lenders to attend and appraise any Vessel in drydock at any time on reasonable notice. Each fiscal year, Borrower shall provide Collateral Agent with a drydock schedule and location of drydock.

         SECTION 6.03 FEES AND EXPENSES. Borrower shall pay, on Lenders' demand and delivery to Borrower of invoices therefor, all actual out-of-pocket costs, expenses, filing fees and taxes payable in connection with the negotiation, preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lenders' rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lenders or claims or defenses against Lenders asserted by Borrower or any guarantor, including, without limitation, the Guarantors, or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lenders, including, but not limited to, the following, whether incurred before, during or after the initial or any renewal term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including the UCC financing statement and any Mortgage filing taxes and fees, abstract fees relating to the Vessels, documentary taxes, intangibles taxes, etc., if applicable); (b) all insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) with respect to periodic field examinations of the Collateral and Borrower's operations, a per diem charge at the rate of $1,000.00 per person per day for Lenders' examiners in the field and office in excess of three (3) days per visit; and (e) the costs, fees and disbursements of outside counsel to Lenders, including, but not limited to, such fees and disbursements incurred as a result of litigation between the parties hereto, any third party and in any appeals arising therefrom. Any of the foregoing amounts that are paid by Lenders shall, until reimbursed by or on behalf of Borrower, constitute Obligations of Borrower secured by the Collateral.

         SECTION 6.04 NOTICES OF MATERIAL EVENTS. Borrower will furnish to Administrative Agent and each Lender prompt written notice of the following:

               (a)   the occurrence of any Default or Event of Default;

               (b) the filing, commencement or written threat of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Borrower or any other Person or affecting Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and

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                                 [Participation and Loan and Security Agreement]

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 6.05 EXISTENCE; CONDUCT OF BUSINESS. Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

         SECTION 6.06 INSURANCE. With respect to the Collateral and other assets, Borrower shall maintain insurance at all times, with financially sound and reputable insurers that are reasonably acceptable to Collateral Agent. With respect to insurance on all Collateral, all such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Collateral Agent and Lenders and shall provide for thirty (30) days' prior written notice to Collateral Agent and Lenders of any reduction or cancellation of coverage on account of default in the payment of any premium and shall provide Lenders with the opportunity to cure nonpayment. Borrower hereby irrevocably appoints Collateral Agent with full right of delegation by Collateral Agent as attorney-in-fact for Borrower and each of them to obtain, at Borrower's expense, any such insurance should Borrower fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Collateral Agent and Lenders evidence of such insurance and a lender's loss payable endorsement satisfactory to Collateral Agent and Lenders as to all existing and future insurance policies with respect to the Collateral. Borrower shall deliver to Collateral Agent, in kind, all instruments representing proceeds of insurance received by Borrower. Except as otherwise specifically provided in the Mortgage as to any Pool Vessel or Acquired Vessel, Collateral Agent may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Administrative Agent's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Collateral Agent may determine. Borrower will insure each Pool Vessel and Acquired Vessel in accordance with Section 1.18 of the Mortgage. Nothing in this Agreement shall be construed to limit or restrict the provisions of Section 1.18 of the Mortgage, but shall be in addition thereto.

         SECTION 6.07 TAXES; USE. Borrower agrees that it will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments, licensing obligations and governmental charges or levies imposed on the income, profits, sale, business or properties of Borrower and its Subsidiaries prior to the date upon which penalties attach for non-payment thereof, and promptly discharge any liens, encumbrances or other claims which may be levied or claimed against any of the Collateral, PROVIDED, that (i) any such tax, assessment, charge or levy need not be paid if the payment thereof is being contested in good faith and by appropriate proceedings, (ii) for which adequate book reserves, determined in accordance with GAAP, shall be set aside, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and PROVIDED, FURTHER, that if any such tax, assessment, charge or

                                       46
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                                 [Participation and Loan and Security Agreement]

levy lawfully imposed shall remain unpaid after the date upon which a Lien on any Collateral arises or may be imposed as a result of such non-payment, or if any Lien is claimed for any other reason against any of the Collateral, which if foreclosed would in Lenders' opinion adversely affect the value of Lenders' security interest in any of the Collateral, Lenders may pay and discharge such taxes, assessments, charges, levies and Liens, and the amount so paid by Lenders shall be payable on demand and if not paid promptly, will be charged to the appropriate Loan Account and shall be secured by the Collateral. Borrower will, and will cause each of its Subsidiaries, to comply with all laws and all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to the Collateral or to the operation of the business of Borrower.

         SECTION 6.08 MAINTENANCE OF PROPERTIES; USE AND OPERATION OF VESSELS. Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower shall require at all times that any charterer or operator of any of the Vessels shall use its due diligence to operate, maintain, repair, insure, man and supply the Vessels or any of them in a careful and proper manner, comply in all material respects with and conform to all governmental laws, rules and regulations and insurance restrictions relating thereto, and operate any such Vessels with competent and duly qualified personnel. Borrower shall ensure that none of the Vessels is traded, located, operated or used, directly or indirectly, in a Prohibited Jurisdiction or by a Prohibited Person, and no charterer nor any subcharterer or shipper shall be a Prohibited Person or organized in a Prohibited Jurisdiction.

         SECTION 6.09 BOOKS AND RECORDS; INSPECTION RIGHTS. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP are made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, including, without limitation, the Collateral, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Borrower shall provide to Collateral Agent advance notice of all surveys and regulatory inspections in order that Lenders may observe and participate. All records, computer tapes, discs and other data storage devices, ledger sheets, correspondence, invoices, delivery receipts, documents and instruments relating to the Collateral shall also constitute Collateral and, unless and until delivered to Lenders, shall be kept by Borrower, without cost to Lenders, in appropriate containers and in safe places, and if Lenders should so request, shall bear suitable legends identifying them as being under any Lender's dominion and control. Lenders shall at all reasonable times have full access to and the right to audit any and all of Borrower's books, computer tapes, discs and other data storage devices and records, including, but not limited to, books and records pertaining to the Collateral and including all files and correspondence with creditors and customers, and to confirm and verify the value and collectibility of the Collateral and to do whatever else Lenders reasonably may deem necessary to protect its interests.

         SECTION 6.10 USE OF PROCEEDS. The proceeds of the Facility A Loans can be used for any purpose in the ordinary course of business, including minimum quarterly distributions to partners in K-Sea. The proceeds of the Facility B Loans will be used exclusively for (1) acquisition of

                                       47
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                                 [Participation and Loan and Security Agreement]

specific vessels from unaffiliated third parties, or, if from an Affiliate, an acquisition which is made on terms equivalent to an arm's-length basis, or (2) financing other rebuilding, retrofitting, upgrading or capital improvements on Pool Vessels or acquisition of Acquired Vessels. Borrower shall not invest, lend or otherwise distribute the proceeds of any Loan made under this Agreement in or to any Person other than Borrower, K-Sea or any Subsidiary Guarantor, except as set forth in the first sentence of this Section 6.10.

         SECTION 6.11 U.S. PERSON. Borrower covenants and agrees that at all times until the Lien of the Mortgage shall be discharged and there are no Loans outstanding hereunder, it will be a limited partnership organized under the laws of Delaware or another state within the United States.

         SECTION 6.12 DOCUMENTATION. Borrower will comply with and satisfy all provisions of the laws and regulations of the United States now or hereafter from time to time in effect in order that the Pool Vessels and Acquired Vessels shall continue to be documented vessels pursuant to the laws of the United States as vessels of the United States under the United States flag with such endorsements as shall qualify the Pool Vessels and Acquired Vessels for participation in the coastwise trade (except for the Lemon Creek and the Casablanca which are qualified for registry trade only) and such other trades and services to which they may be dedicated from time to time.

         SECTION 6.13 FURTHER ASSURANCES. Borrower will, promptly at any time and from time to time, at its sole expense, execute and deliver, and cause its Subsidiaries to execute and deliver, to Lenders such further instruments and documents, and take such further action, as Lenders may from time to time request in order to further carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lenders hereby and thereby, including, without limitation, the execution, delivery, recordation and filing of financing statements and continuation statements. Borrower hereby authorizes Lenders, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements and continuation statements without the signature of Borrower thereon and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith. Lenders agree to provide Borrower with copies of UCC filings, but shall have no liability for failure to do so and such failure shall not serve as a defense to the performance by any party of its obligations under the Loan Documents.

         SECTION 6.14 BORROWER'S TITLE; LENDERS' SECURITY INTEREST; PERSONAL PROPERTY. Borrower shall warrant and defend its good and marketable title in and to the Vessels, and Lenders' perfected first priority security interest in the Collateral, against all claims and demands whatsoever. Borrower agrees that the Vessels shall be, and at all times and remain, separately identifiable personal property. Borrower shall, at its sole expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any Person from acquiring any right to or interest in the Vessels by virtue of the Vessels being deemed to be real property or a part of real property or a part of other personal property, and if at any time any Person shall claim any such right or interest, Borrower shall, at its expense, cause such claim to be waived in writing or otherwise eliminated by bonding or substitution of security to Lenders' satisfaction within thirty (30) days after such claim shall have first become known to Borrower.

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                                 [Participation and Loan and Security Agreement]

         SECTION 6.15 INDEMNIFICATION. Without limiting the generality of any other provision hereof, Borrower shall indemnify, protect, save and keep harmless each Lender from and against any reduction in the amount payable out of the Collateral to such Lender with respect to the Obligations, or any other loss, cost or expense (including reasonable legal fees) incurred by such Lender, as the result of any breach of the provisions of this Article VI.

         SECTION 6.16 PERFORMANCE OF CONTRACTS. Borrower will duly observe and perform in all material respects all covenants and obligations to be performed by it under any charter or any other contract for use of the Vessels or any of them and will promptly take any and all action as may be reasonably necessary to enforce its rights under any such charter or contract or to secure the performance by such charterer or operator of such party's obligations under any such charter or contract. Borrower shall not amend, terminate or otherwise modify the terms of any such charter or contract without the prior written consent of Lenders, which shall not be unreasonably withheld or delayed, but to which reasonable conditions may be attached; PROVIDED, HOWEVER, Lenders shall have no obligation to consent to any termination or to any amendment or modification, if in Lenders' judgment such amendment or modification would materially increase Lenders' risks in the transaction, reduce its returns or otherwise disadvantage Lenders.

         SECTION 6.17 ENVIRONMENTAL COMPLIANCE. (a) Borrower shall, and it shall require that any and all subcharterers, managers, employees, contractors, subcontractors, agents, representatives, Affiliates, consultants, occupants and any and all other Persons, (i) comply in all material respects with all applicable Environmental Laws, (ii) use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of any and all Hazardous Materials in, on, or, directly or indirectly, related to or in connection with any of the Vessels or any portion thereof in a manner consistent with prudent industry practice and in compliance in all material respects with all applicable Environmental Laws, and in a manner which does not pose a significant risk to human health, safety (including occupational health and safety) or the environment, and (iii) obtain, maintain, and have on board each of the Vessels any required Certificate of Financial Responsibility; (b) Borrower shall, and it shall require that any charterer of any of the Vessels or any of them or any other Person that may have custody of any of the Vessels shall, upon the occurrence or discovery of an Environmental Event with respect to such Vessel, promptly carry out, using Borrower's or such other Person's own funds or proceeds of insurance with respect thereto, such actions as may be necessary to remediate or cure such Environmental Event in compliance in all material respects with all Applicable Laws, to comply in all material respects with all applicable Environmental Laws and to alleviate any significant risk to human health or the environment if the same arises from a condition on or in respect of the Vessel, whether existing prior to or during the term of this Agreement or the term of any such the charter. Once Borrower or such other Person commences such actions, Borrower shall, and shall cause such other Person to, thereafter diligently and expeditiously proceed to comply in all material respects in a timely manner with all Environmental Laws and to eliminate any significant risk to human health or the environment arising from such Environmental Event and shall, at the request of Lenders, give periodic progress reports to Lenders on its compliance efforts and actions. Nothing contained herein will relieve or discharge or in any way affect the obligation of Borrower to cure promptly any violations of Applicable Law or to pay and discharge any Liens against any of the Vessels.

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                                 [Participation and Loan and Security Agreement]

         SECTION 6.18 SUBSIDIARY GUARANTIES. Upon the formation of any Subsidiary of Borrower that owns, operates or has on charter, or receives any Hire, on or with respect to any Pool Vessel or any Acquired Vessel from time to time, Borrower shall cause each such Subsidiary to provide a Subsidiary Guaranty to Lenders substantially in the form attached hereto as EXHIBIT I. In the event any Subsidiary of Borrower is an entity other than a corporation, the form of Subsidiary Guaranty shall be modified to reflect the nature of such entity.

         SECTION 6.19 CLEANUP REQUIREMENT. Borrower will cause the aggregate outstanding amount of Facility A Loans (other than letters of credit) to be reduced to zero for a period of at least fifteen (15) days during each twelve month period commencing on the Effective Date.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full Borrower covenants and agrees with Lenders that:

         SECTION 7.01 FIXED CHARGE COVERAGE. The Fixed Charge Coverage Ratio will not be less than 3.00 to 1.00, tested quarterly based on the previous four fiscal quarters commencing with a retrospective measurement from March 31, 2004.

         SECTION 7.02 TOTAL FUNDED DEBT TO EBITDA. The ratio of total funded debt to EBITDA will not at any time be greater than 3.25 to 1.00, tested for the period of the previous four fiscal quarters.

         SECTION 7.03 LEVERAGE RATIO. The Leverage Ratio will not exceed 2.00 to 1.00, tested quarterly.

         SECTION 7.04 ADJUSTMENTS TO MEASUREMENTS. With respect to the foregoing Sections 7.01, 7.02, and 7.03 hereof, covenant performance shall be measured from the Effective Date with respect to Borrower and, for any prior period constituting part of a measurement period, with respect to the performance of K-Sea Transportation, LLC, and consolidated subsidiaries; PROVIDED, HOWEVER, that from Interest Expense, there shall be excluded all interest incurred prior to the Effective Date related to debt obligations discharged from IPO proceeds and not refunded with any Facility provided by Lenders pursuant to this Agreement.

         SECTION 7.05 MINIMUM TANGIBLE NET WORTH. Borrower shall, at all times, maintain a minimum consolidated Tangible Net Worth of $85,000,000.00.

         SECTION 7.06 NO LIENS. Borrower will not and will not permit any charterer of the Vessels or any of them to create, assume or suffer to exist any Lien of any kind upon the Collateral except for Liens in favor of Lenders and Permitted Liens.

         SECTION 7.07 NO CHANGES IN BORROWER. Borrower shall not (a) materially change its business; (b) change the form of organization of its business; or (c) without thirty (30) days' prior written notice to Lenders, change its name or jurisdiction or organization.

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                                 [Participation and Loan and Security Agreement]

         SECTION 7.08 NO DISPOSITION OF ASSETS. Without the prior written consent of Lenders which shall not be unreasonably withheld, Borrower shall not directly or indirectly sell, lease (except any charter of a Pool Vessel or an Acquired Vessel permitted under the Mortgage), transfer, assign, abandon, exchange or otherwise relinquish possession or dispose of any part of the Collateral or any material portion of its other assets (other than Collateral or other assets that are obsolete or worn out, or equipment disposed of, if worn out, and replaced with equipment of the same or better quality and value, in the ordinary course of business).

         SECTION 7.09 FUNDAMENTAL CHANGES.

               (a) Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing; PROVIDED
(i) any Person may merge into Borrower in a transaction in which Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Borrower or to another Subsidiary, and (iv) any Subsidiary may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to Lenders.

               (b) Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Borrower, or related to its Subsidiaries on the date of execution of this Agreement.

         SECTION 7.10 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among Borrower and its Subsidiaries not involving any other Affiliate and (c) any transaction permitted by Section 7.09 hereof; PROVIDED, that the foregoing provisions of this Section 7.10 shall not prohibit any such Person from declaring or paying any lawful Distributions so long as, after giving effect thereto, no Default shall have occurred and be continuing. No funds provided by Lenders to Borrower hereunder shall be employed for purposes other than corporate purposes of Borrower and for use in Borrower's business.

         SECTION 7.11 RESTRICTIVE AGREEMENTS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, which restriction (or condition) is more restrictive, in substance, than the restrictions in Section 7.06 hereof, or (b) the ability of any Subsidiary to pay Distributions or other distributions

                                       51
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                                 [Participation and Loan and Security Agreement]

with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to guaranty Indebtedness of Borrower or any other Subsidiary; PROVIDED, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED, that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 7.12 The Borrower shall not make distributions to any limited or general partner of the Borrower during the continuance of an Event of Default if, following the occurrence of such Event of Default, Lenders send a notice to Borrower asserting or confirming such Event of Default (regardless of whether any notice shall have been required to create such Event of Default in any case).

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.01 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur:

               (a) Borrower shall fail to pay any principal of or interest on any Loan or any fee or any other amount payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two (2) Business Days;

               (b) any representation or warranty made or deemed made by or on behalf of Borrower or any Subsidiary (i) in this Agreement or any amendment or modification hereof, shall prove to have been incorrect when made or incorrect in any material respect when deemed made or (ii) in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

               (c) Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.04, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11, 6.12, 6.14, 7.01, 7.02, 7.03 or 7.10 hereof;

               (d) Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Section 8.01), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from Administrative Agent (given at the request of any Lender) to Borrower;

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                                 [Participation and Loan and Security Agreement]

               (e) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and after any applicable grace and/or notice period;

               (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace period and/or notice period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale, transfer or total loss of the property or assets securing such Indebtedness or, with respect to any Title XI debt, the United States has waived such event or condition prior to the commencement by Lenders of any foreclosure actions or non-judicial remedies;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 8.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (i) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

               (j) one or more judgments (excluding only the covered amounts of insured claims, exclusive of deductibles and excess liability beyond coverage limits and provided that underwriters have not raised defenses to coverage) for the payment of money in an aggregate amount in excess of $500,000.00 shall be rendered against any Credit Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Credit Party to enforce any such judgment and either (i) enforcement procedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of ten (10) consecutive days after

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                                 [Participation and Loan and Security Agreement]

entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal, or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as and to the extent of (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof, and (B) such insurer has been notified, and has not disputed the claim for payment, of the amount of such judgment or order;

               (k) an ERISA Event shall have occurred that, in the opinion of Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

               (l)   a Change in Control shall have occurred;

               (m) Borrower, K-Sea or any Subsidiary Guarantor is dissolved or otherwise fails to maintain its existence in good standing, or the usual business of Borrower ceases or is suspended;

               (n) except for specific matters disclosed in writing to Lenders prior to the date hereof, any indictment or threatened indictment, occurring after the date hereof, of Borrower under any criminal statute, including OPA or any similar Environmental Law, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower. For issues relating to OPA or similar Environmental Law, Lenders agrees that an Event of Default shall not be deemed to have occurred prior to the date on which Borrower receives notice thereof from Lenders;

               (o) a Mortgage Event of Default shall have occurred and be continuing under and as defined in the Mortgage;

               (p) the receipt by Lenders of their first notice of an oil spill or discharge or a hazardous discharge or an Environmental Action from a source other than Borrower, where Lenders do not receive notice (which may be given in oral form, PROVIDED, that same is followed with all due dispatch by written notice given by certified mail, return receipt requested) of such hazardous discharge or environmental complaint from Borrower within two (2) Business Days of the time Lenders first receives said notice from a source other than Borrower, or action by any federal, state, or local agency to foreclose a lien upon any or all of the assets, equipment, property, leaseholds or other facilities of Borrower (including, but not limited to, the Vessels or the other Collateral) by reason of the occurrence of a hazardous discharge or environmental complaint;

               (q) breach by Borrower under, or lapse of, any entry or policy of insurance from time to time in effect with respect to the Vessels;

               (r)   [intentionally omitted];

               (s) any change in the collective bargaining agreement with Borrower, its Subsidiaries or K-Sea occurs that is likely to have a Material Adverse Effect;

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                                 [Participation and Loan and Security Agreement]

               (t)   breach by K-Sea of the Parent Guaranty;

               (u) breach by any Subsidiary of Borrower of its Subsidiary Guaranty;

               (v)   [intentionally omitted]; or

               (w) a change occurs in the nature or conduct of Borrower's business or any Applicable Law affecting vessels or Environmental Law occurs which is likely to have a Material Adverse Effect on the Collateral or Borrower's ability to perform its obligations hereunder.

               (x) Any Organizational Document of Borrower or any Guarantor shall be amended, revoked or rescinded in any material way without the prior written consent of Lenders.

         SECTION 8.02 REMEDIES. (a) Upon the occurrence of an Event of Default, and at any time thereafter, Lenders shall have all rights and remedies provided in this Agreement, any other agreements among Borrower and Administrative Agent and Lenders, the UCC or other Applicable Law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under Applicable Law. All rights and remedies of Lenders are cumulative and not exclusive and are enforceable, in Lenders' discretion, alternatively, successively, or concurrently on any one or more occasions and in any order the Required Lenders may determine.

               (b) Without limiting the foregoing, Administrative Agent on behalf of the Required Lenders may accelerate the payment of all Obligations and demand immediate payment thereof to Lenders and Collateral Agent on behalf of Required Lenders may: (a) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral, pursue any or all of any Lenders' rights against any of the Vessels pursuant to the Mortgage,
(b) require Borrower, at Borrower's expense, to assemble and make available to Lenders any part or all of the Collateral at any place and time designated by Lenders, (c) collect, foreclose, receive, appropriate, set-off and realize upon any and all Collateral, (d) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lenders or elsewhere) at such prices or terms as Lenders may deem reasonable, for cash, upon credit or for future delivery, with Lenders having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lenders upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefore is finally collected by Lenders. If notice of disposition of Collateral is required by law, seven (7) days' prior notice by Administrative Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other

                                 [Participation and Loan and Security Agreement]

intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Administrative Agent on behalf of Lenders institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

         SECTION 8.03 LENDERS' CURE OF THIRD PARTY AGREEMENT DEFAULT. Any Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in such Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lenders may charge Borrower's Loan Account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lenders shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes The CIT Group/Equipment Financing, Inc., to act as its Collateral Agent and KeyBank N.A. to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agents by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 9.05 and the first sentence of Section 9.06 hereof shall include reference to the Affiliates and each Agent and each Agent's Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any loan certificate or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                                 [Participation and Loan and Security Agreement]

         SECTION 9.02 RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agents. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

         SECTION 9.03 EVENTS OF DEFAULTS. The Agents shall not be deemed to have knowledge or notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agents have received notice from a Lender or Borrower specifying such Event of Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that an Agent receives such a notice of the occurrence of an Event of Default, such Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Collateral Agent shall (subject to Section
9.10 hereof) take such action with respect to such Event of Default as shall be directed by Required Lenders, PROVIDED, that, unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all of Lenders.

         SECTION 9.04 RIGHTS AS A LENDER. With respect to the Commitments and the Loans made by CIT and KeyBank (and any successor acting as Collateral Agent or Administrative Agent, respectively) in their capacity as Lenders hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agents in their individual capacities. The CIT Group/Equipment Financing, Inc. (and any successor acting as Collateral Agent), and KeyBank N.A. (and any successor acting as Administrative Agent) and their Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of loan, trust or other business with Borrower (and any of its subsidiaries or Affiliates) as if it were not acting as an Agent, and The CIT Group/Equipment Financing, Inc., and KeyBank N.A. and their Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         SECTION 9.05 INDEMNIFICATION. Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 10.09 hereof, but without limiting the obligations of Borrower under said Section 10.09) ratably in accordance with their respective Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the

                                 [Participation and Loan and Security Agreement]

transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 8.02 hereof but excluding, unless a default under the Mortgage has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         SECTION 9.06 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agents shall not be required to keep themselves informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by an Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower that may come into the possession of such Agent or any of its Affiliates.

         SECTION 9.07 FAILURE TO ACT. Except for action expressly required of an Agent hereunder and under the other Loan Documents, the Agents shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 10.09 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08 RESIGNATION OR REMOVAL OF AN AGENT. Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent as provided below, each Administrative or Collateral Agent may resign at any time by giving notice thereof to Lenders and Borrower, and each Administrative or Collateral Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, Required Lenders shall have the right to appoint a successor Administrative or Collateral Agent. If no successor Administrative or Collateral Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative or Collateral Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative or Collateral Agent, then the retiring Administrative or Collateral Agent may, on behalf of Lenders, appoint a successor Administrative or Collateral Agent. Upon the acceptance of any appointment as an Administrative or Collateral Agent hereunder by a successor Administrative or Collateral Agent, such successor Administrative or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative or Collateral Agent, and the retiring Administrative or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative or Collateral Agent's resignation or removal hereunder as an Administrative or Collateral Agent,

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

                                 [Participation and Loan and Security Agreement]

the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative or Collateral Agent.

         SECTION 9.09 CONSENTS UNDER LOAN DOCUMENTS. Subject to Section 9.10 hereof, neither Administrative Agent nor Collateral Agent may, without the prior consent of Required Lenders, consent to any modification, supplement, waiver, amendment or take any other action under any of the Loan Documents, PROVIDED, that without the prior consent of each Lender, neither Administrative Agent nor Collateral Agent shall (except as provided herein or in the Loan Documents) release any collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Loan Document), except that no such consent shall be required, and Collateral Agent is hereby authorized, to release any Lien covering property which is the subject of a disposition of property permitted hereunder or to which Required Lenders have consented.

         SECTION 9.10 ACTION UPON INSTRUCTIONS. (a) If, in the opinion of the institution acting as Administrative Agent hereunder any document required to be executed pursuant to the terms hereof affects any right, duty, immunity or indemnity with respect to it under this Agreement, Administrative Agent may in its discretion decline to execute such document.

               (b) Upon the written instructions at any time and from time to time of Required Lenders, Administrative Agent shall take such of the following actions as may be specified in such instructions: (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Loan Document or in respect of any part or all of the Collateral as shall be specified in such instructions; (ii) take such action with respect to, or to preserve or protect, the Collateral (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Agreement; and (iii) take such other action in respect of the subject matter of this Agreement as is consistent with the terms hereof and the other Loan Documents.

               (c) If any Event of Default shall have occurred and be continuing, on request of Required Lenders, Administrative Agent shall exercise such remedies under Section 8.02 hereof as shall be specified in such request. Administrative Agent agrees to provide to Lenders, concurrently with such action by Administrative Agent, notice of such action by Administrative Agent, PROVIDED, that the failure to give any such notice to such Lenders shall not affect the validity of such action.

         SECTION 9.11 COMPENSATION OF ADMINISTRATIVE AGENT. During the term of this Agreement, Borrower shall pay Administrative Agent a fee of $15,000.00 in advance for each year or part thereof.

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                                 [Participation and Loan and Security Agreement]

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.01 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a)   if to Borrower, to it at:

                           K-Sea Transportation Partnership L.P.
                           3245 Richmond Terrace
                           Staten Island, NY 10303
                           Attention: Chief Financial Officer
                           Telecopier: (718) 720-4358

                     with copies to:

                           Baker Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, TX 77002
                           Attention: Sean Wheeler, Esq.
                           Telecopier: (713) 229-5868

                     and:

                           Holland & Knight, LLP
                           195 Broadway
                           New York, NY 10007
                           Attention: Christopher G. Kelly, Esq.
                           Telecopier: (212) 385-9010

                     and:

                           Jeffries Capital Partners
                           520 Madison Ave.
                           New York, NY 10022
                           Attention: Brian Friedman
                           Telecopier: (212) 284-1717

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                                 [Participation and Loan and Security Agreement]

               (b) if to Administrative Agent (including in its capacity as a Lender), to:

                           KeyBank N.A.
                           575 Fifth Ave.
                           18th Floor
                           New York, NY 10017
                           Attention: Katherine Braun
                           Telecopier: (917) 368-2308

               (c) if to Collateral Agent (including in its capacity as a Lender), to:

                           The CIT Group/Equipment Financing, Inc.
                           1540 W. Fountainhead Parkway
                           Tempe, AZ 85282
                           Attention: Doug MacDonald
                           Telecopier: (480) 858-1438

               (d) if to any other Lender, to it at its address (or telecopy number) set forth in the Register.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02 TERM AND TERMINATION. The initial term of this Agreement shall be from the date hereof until the third Anniversary Date. Notwithstanding the foregoing, Administrative Agent at the request of Required Lenders may terminate this Agreement immediately upon the occurrence of an Event of Default. All Obligations shall become due and payable as of any termination hereunder and, pending a final accounting, Lenders may withhold any balances in Borrower's account (unless supplied with an indemnity satisfactory to such Lender) to cover all of Borrower's Obligations, whether absolute or contingent. All of Lenders' rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

         SECTION 10.03 [RESERVED.]

         SECTION 10.04 TERMINATION INDEMNITY DEPOSIT. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lenders determine is necessary to secure such Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open remittance items or other payments provisionally credited to the Obligations and/or to which such Lender has not yet received final and indefeasible payment.

         SECTION 10.05 K-SEA AS AGENT FOR BORROWER. K-Sea shall be deemed the agent of Borrower in any matter arising under this Agreement and Lenders shall be entitled to rely on the

                                       61
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                                 [Participation and Loan and Security Agreement]

actions and communication, or lack thereof, of K-Sea as being the actions or communications or lack thereof of each and every Borrower with respect to this Agreement.

         SECTION 10.06 DISCHARGE OF BORROWER. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lenders have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and Liens of Lenders in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

         SECTION 10.07 JOINT AND SEVERAL. Borrower agrees that its liabilities hereunder are joint and several, absolute and unconditional, without regard to the liability of any other party.

         SECTION 10.08 WAIVERS; AMENDMENTS.

               (a) No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent and Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Administrative Agent, Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and Required Lenders or by Borrower and Administrative Agent with the consent of Required Lenders; PROVIDED, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount outstanding of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.14(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and, PROVIDED, FURTHER, that no such agreement shall amend, modify or otherwise affect the rights or duties of Administrative Agent hereunder without the prior written consent of Administrative Agent.

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                                 [Participation and Loan and Security Agreement]

         SECTION 10.09 EXPENSES; INDEMNITY; DAMAGE WAIVER.

               (a) Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and Collateral Agent and the respective Affiliates, including the reasonable fees, charges and disbursements of counsel for Administrative Agent and Collateral Agent, in connection with any initial syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and
(ii) all out-of-pocket expenses incurred by Administrative Agent, Collateral Agent or any Lender, including the fees, charges and disbursements of any counsel for Administrative Agent, Collateral Agent or any Lender (acting under common counsel), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

               (b) Borrower shall indemnify Administrative Agent, Collateral Agent, L/C Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but excluding Taxes, it being understood and agreed that Section 2.13 hereof sets forth Borrower's indemnity obligations with respect to Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of this Agreement or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) the failure of Administrative Agent or the L/C Issuer seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Administrative Agent or the L/C Issuer (as finally determined by a court of competent jurisdiction), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

               (c) To the extent that Borrower fails to pay any amount required to be paid by it to Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to Administrative Agent and Collateral Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED, that the unreimbursed expense or indemnified loss,

                                 [Participation and Loan and Security Agreement]

claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent in its capacity as such.

               (d) To the extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, any Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               (f) The indemnitees herein in this Section10.09 set forth are in addition to the obligations of Borrower to pay indemnification on account of Taxes and Other Taxes, as provided in Section 2.13 hereof.

         SECTION 10.10 SUCCESSORS AND ASSIGNS.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, Collateral Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, that
(i) except in the case of an assignment to a Lender or a Lender Affiliate, each of Borrower and Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall not be less than $1,000,000.00 and the amount of the assigning Lender's Commitment shall not be less than $1,000,000.00 after the effectiveness of such assignments, unless each of Borrower and Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, and (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00; PROVIDED, FURTHER, that any consent of Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder

                                 [Participation and Loan and Security Agreement]

shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.09 hereof), PROVIDED, HOWEVER, no assignee shall be entitled to receive any greater payment under Section 2.11, 2.13 or 10.09(b) hereof than the assigning Lender would have been entitled to receive with respect to the interest assigned to such assignee, unless the assignment to such assignee is made with Borrower's prior written consent, in which Borrower expressly waives such limitation. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of Borrower or Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(b) hereof that affects such Participant. Subject to paragraph (f) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 hereof to the same

                                 [Participation and Loan and Security Agreement]

extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent, in which Borrower expressly waives such limitation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.13(d) as though it were a Lender. So long as a Participant agrees, such Participant shall be bound by Section 2.16 as if it were a Lender in each case thereunder.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

         SECTION 10.11 SURVIVAL. All covenants, agreements, representations and warranties made by Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.11, 2.12, 2.13 and 10.09 and Article IX hereof shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.12 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section
5.01 hereof, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an

                                 [Participation and Loan and Security Agreement]

executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.13 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.14 RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any of and all the obligations of Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         SECTION 10.15 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

               (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Borrower or its properties in the courts of any jurisdiction.

               (c) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                 [Participation and Loan and Security Agreement]

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.17 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.18 CONFIDENTIALITY. Each of Administrative Agent, Collateral Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (PROVIDED, that, in the case of an assignee or Participant, or prospective assignee or Participant, which is a competitor of Borrower, the prior written consent of Borrower shall be required, which consent shall not be unreasonably withheld, prior to disclosing the Information thereto), (g) with the consent of Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent, Collateral Agent or any Lender on a nonconfidential basis from a source other than Borrower. For the purposes of this Section, "INFORMATION" means all information received from Borrower relating to Borrower or its business, other than any such information that is available to Administrative Agent, Collateral Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower; PROVIDED, that, in the case of information received from Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has

                                 [Participation and Loan and Security Agreement]

exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.19 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the Interest Rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE"), if any, which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 10.20 FURTHER ASSURANCES. At the request of Lenders, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lenders, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or Liens, landlords or bailees, and do or cause to be done such further acts as Lenders, in its reasonable discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lenders or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lenders to file financing statements or amendments against Borrower in favor of Lenders with respect to the Collateral, without Borrower's signature, and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements, signed by Borrower. Borrower hereby ratifies and confirms any financing statements heretofore filed by Lenders with respect to the Collateral.

                            [SIGNATURE PAGE FOLLOWS]

                                 [Participation and Loan and Security Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   K-SEA OPERATING PARTNERSHIP L.P.,
                                   BY ITS GENERAL PARTNER K-SEA OLP GP, LLC, as Borrower


                                   By:    /S/ JOHN J. NICOLA
                                      --------------------------------------
                                   Name:  John J. Nicola
                                   Title: Chief Financial Officer


                                   KEYBANK N.A., for itself as Lender, and as Administrative Agent


                                   By:    /S/ STEVEN B. VITALE
                                      --------------------------------------
                                   Name:  Steven B. Vitale
                                   Title: Vice President


                                   THE CIT GROUP/EQUIPMENT
                                   FINANCING, INC., for itself as Lender, and as Collateral Agent


                                   By:    /S/ CARL E. MYRICK
                                      --------------------------------------
                                   Name:  Carl E. Myrick
                                   Title: Executive Vice President

                                 [Participation and Loan and Security Agreement]

                                   SCHEDULE I

         VESSEL                          OFFICIAL NO.                   OLV
         ------                          ------------                   ---
DOUBLE-HULL BARGES

DBL 151                                     641082                  $ 10,240,000
DBL 152                                     644380                     9,728,000
CASABLANCA                                  901203                     2,816,000
LEMON CREEK                                 901206                     3,920,000
DBL 70                                      540401                     2,856,000
DBL 32                                     1087118                     2,304,000
DBL 2202                                    287892                       336,000
                                                                    ------------
SUBTOTAL                                                              32,200,000

SINGLE-HULL BARGES

KTC 155                                     556673                       720,000
KTC 90                                      507495                       540,000
KTC 96                                      523233                       536,000
RTC 81                                      643281                     2,050,000
KTC 71                                      563364                     1,656,000
KTC 60                                      630272                     1,440,000
DBL 3201                                    512882                       420,000
                                                                    ------------
SUBTOTAL                                                               7,362,000

TUGS

REBEL                                       570047                     3,760,000
YANKEE                                      571215                     3,900,000
VOLUNTEER                                   653464                     2,160,000
IRISH SEA                                   520685                     2,380,000
VIKING                                      541711                     2,000,000
BEAUFORT SEA                                536836                     1,920,000
TASMAN SEA                                  578207                     1,760,000
ADRIATIC SEA                                590232                     3,200,000
CORAL SEA                                   550670                     1,400,000
KARA SEA                                    556625                     1,400,000
JAVA SEA                                    636105                     2,000,000
BALTIC SEA                                  551908                     1,200,000
BERING SEA                                  569665                     1,140,000
MARYLAND                                    287444                       530,000
FALCON                                      598501                       760,000
ODIN                                        647313                       760,000
TAURUS                                      602379                       860,000
                                                                    ------------
SUBTOTAL                                                            $ 31,130,000

DBL 105                                     653463                  $    500,000

                                   SCHEDULE I

                                  SCHEDULE 2.01

                                   COMMITMENTS

            Bank                             Facility                    Commitment
            ----                             --------                    ----------
KEYBANK N.A.                                         Facility A         $  5,000,000
                                                     Facility B         $ 15,000,000
                                                     Facility C         $ 20,000,000
                                                     Facility D         $  7,000,000
                             Total                                      $ 27,000,000
                                                                        ------------

THE CIT GROUP/EQUIPMENT FINANCING,
INC.                                                 Facility A         $  5,000,000

                                                     Facility B         $ 15,000,000
                                                     Facility C         $          0*
                                                     Facility D         $          0
                             Total                                      $ 20,000,000
                                                                        ------------
AGGREGATE TOTAL COMMITMENTS                                             $ 47,000,000
                                                                        ============

Subject to settlement purchase obligations by each Lender according to its Applicable Percentage as provided in Section 2.02(d) hereof.

                                  SCHEDULE 4.14

                                 [Participation and Loan and Security Agreement]

                                  SCHEDULE 4.06

                            ENVIRONMENTAL COMPLIANCE

                                      None

                                  SCHEDULE 4.06

                                 [Participation and Loan and Security Agreement]

                                  SCHEDULE 4.14

                                    CHARTERS

1. Bareboat Charter, dated January __, 2004, between the Borrower and K-Sea Transportation Inc., covering the following vessels:

           DBL 32, Official No. 1087118
           TAURUS, Official No. 602379
           KARA SEA, Official No. 556625
           FALCON, Official No. 598501
           ODIN, Official No. 647313
           AMERICAN 21, Official No. 517472
           NEWARK BAY, Official No. 520433
           TRADER II, Official No. 258944
           KTC-20, Official No. 629670
           HOUMA, Official No. 528526
           AQUA, Official No. 622889
           SPRING CREEK, Official No. 901204
           DBL 31, Official No. 1079242
           DBL 3201, Official No. 512882


2. Bareboat Charter Agreement, dated March 1, 1999, between Borrower (as assignee of EW Holding Corp.) and Clean Water of New York, Inc., covering the following vessel:

           CASABLANCA, Official No. 901203

                                  SCHEDULE 4.14

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT A

                                    [FORM OF]

                               REVOLVING LOAN NOTE

         FOR VALUE RECEIVED, the undersigned K-SEA OPERATING PARTNERSHIP L.P. ("DEBTOR") promises to pay to the order of KEYBANK N.A. ("KEYBANK") as administrative agent (in such capacity "ADMINISTRATIVE AGENT"), on behalf of itself and THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), as lenders ("LENDERS"), at such address and by such method as Administrative Agent may designate, in lawful money of the United States of America, the lesser of: (i) _________________________UNITED STATES DOLLARS ($_______________), or (ii) the
aggregate unpaid principal amount of all Facility [__] Loans made by Lender to the Debtor pursuant to the Loan Agreement (defined below) and that are indicated by entry on Schedule A attached hereto and made a part hereof as provided herein, together with interest in like money on the principal sum remaining unpaid from time to time from the date of this Note until due and payable (whether as stated, by acceleration or otherwise) at a rate per annum equal to the Interest Rate in accordance with the provisions of the Loan Agreement, interest to be paid by the Debtor to Lender on the last day of each calendar month; PROVIDED, that if any such day is other than a Business Day, interest shall be paid by Debtor to Lender on the next preceding Business Day, through the Maturity Date. Principal shall be paid on the Maturity Date; PROVIDED, that the Note shall bear interest from the date thereof on the unpaid principal amount thereof at the Interest Rate at all times while any amounts are outstanding under the Note. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year. Any amount not paid when due under this Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Any payment received after the due date thereof shall be applied first to the payment of unpaid late charges, second to the payment of any unpaid interest on said principal, and third to the payment of principal.

         This Note is the Note referred to in the Participation and Loan and Security Agreement, dated as of January __, 2004, among the Debtor, KeyBank, as Lender and Administrative Agent, and The CIT Group/Equipment Financing, Inc., as Lender and Collateral Agent (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "LOAN AGREEMENT"), is secured as provided in the Loan Agreement, and is subject to prepayment only as provided therein, and the holder hereof is entitled to the benefits thereof. No failure or delay by Administrative Agent in the entry of amounts on Schedule A hereto shall affect or abridge Debtor's obligation to pay such amounts to Lenders.

         All terms defined in the Loan Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

         The Debtor hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals,

                                    EXHIBIT A

                                 [Participation and Loan and Security Agreement]

releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

         In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys' fees. The Debtor, Lenders, Collateral Agent and Administrative Agent, in any litigation relating to or in connection with this Note in which they shall be adverse parties, waive trial by jury, and the Debtor hereby waives the right to interpose any set-off, counterclaim or defense of any nature or description whatsoever.

         The Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Notwithstanding the fact that the payee of this Note is the Administrative Agent, Debtor agrees that this Note represents the Obligations of Debtor to Lenders.

         If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Loan Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Debtor, and (b) if Lenders elect to accelerate the maturity of, or if Lenders permit the Debtor to prepay the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Loan Agreement, in this Note or otherwise, shall be credited to the Debtor automatically as of the date of acceleration or prepayment.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO DEBTS AND OBLIGATIONS INCURRED AND TO BE PAID SOLELY IN SUCH JURISDICTION.

                                    EXHIBIT A

                                 [Participation and Loan and Security Agreement]

Dated: January __, 2004

                                        K-SEA OPERATING PARTNERSHIP L.P.,
                                        BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                                 [Participation and Loan and Security Agreement]

                                   SCHEDULE A

(Attached to and forming part of the Revolving Loan Note, dated __________, 200__, executed by K-Sea Operating Partnership L.P. and payable to KeyBank N.A., as Administrative Agent on behalf of itself and The CIT Group/Equipment Financing, Inc.)

 Amount of       Date of       Date of Repayment of    Amount of           Notation Made by
   Loan           Loan            Interest Due         Repayment             (Signature)
--------------------------------------------------------------------------------------------



                                    EXHIBIT A

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT B

                                    [FORM OF]

                             FACILITY D DEMAND NOTE

         FOR VALUE RECEIVED, the undersigned K-SEA OPERATING PARTNERSHIP L.P. ("DEBTOR") promises to pay ON DEMAND to the order of KEYBANK N.A. ("KEYBANK"), at such address and by such method as KeyBank may designate, in lawful money of the United States of America, the lesser of: (i) SEVEN MILLION UNITED STATES DOLLARS ($7,000,000.00), or (ii) the aggregate amount of all drawdowns made under any Standby Letter of Credit issued for the account of Borrower under Facility D established by Lenders for the benefit of the Debtor pursuant to the Loan Agreement (defined below) and that are indicated from time to time by entry on Schedule A attached hereto and made a part hereof as provided herein, together with interest in like money on the principal sum remaining unpaid from time to time from the date of this Note until paid at a rate per annum equal to the Late Charge Rate in accordance with the provisions of the Loan Agreement, interest to be paid by the Debtor to KeyBank also ON DEMAND; PROVIDED, that if any such day is other than a Business Day, interest shall be paid by Debtor to KeyBank on the next succeeding Business Day; PROVIDED, that this Note shall bear interest from the date thereof on the unpaid principal amount thereof at the Late Charge Rate at all times while any amounts are outstanding under this Note. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.

         This Note is the Facility D Note referred to in the Participation and Loan and Security Agreement, dated as of January __, 2004, among the Debtor, KeyBank, as Lender and Administrative Agent, and The CIT Group/Equipment Financing, Inc., as Lender and Collateral Agent (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "LOAN AGREEMENT"), is secured as provided in the Loan Agreement, and the holder hereof is entitled to the benefits thereof. No failure or delay by KeyBank in the entry of amounts on Schedule A hereto shall affect or abridge Debtor's obligation to pay such amounts to KeyBank ON DEMAND.

         All terms defined in the Loan Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

         The Debtor hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

         In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys' fees. The Debtor and KeyBank, in any litigation relating to or in connection with this Note in which they

                                    EXHIBIT B

                                 [Participation and Loan and Security Agreement]

shall be adverse parties, waive trial by jury, and the Debtor hereby waives the right to interpose any set-off, counterclaim or defense of any nature or description whatsoever.

         The Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

         If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Loan Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Debtor.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO DEBTS AND OBLIGATIONS INCURRED AND TO BE PAID SOLELY IN SUCH JURISDICTION.

Dated: January __, 2004

                                        K-SEA OPERATING PARTNERSHIP L.P.,
                                        BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT B

                                 [Participation and Loan and Security Agreement]

                                   SCHEDULE A

(Attached to and forming part of the Facility D Demand Note, dated __________, 200_, executed by K-Sea Operating Partnership L.P. and payable to KeyBank N.A.)

  Amount of       Date of     Date of Repayment of   Amount of     Notation Made by
  Drawdown       Drawdown         Interest Due       Repayment       (Signature)
-----------------------------------------------------------------------------------



                                    EXHIBIT B

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT C

                                    [FORM OF]

                                 TERM LOAN NOTE

         FOR VALUE RECEIVED, K-SEA OPERATING PARTNERSHIP L.P. ("DEBTOR") promises to pay to the order of KEYBANK N.A. ("KEYBANK"), as administrative agent (in such capacity, "ADMINISTRATIVE AGENT"), on behalf of itself and THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), as lenders ("LENDERS"), at such address as Administrative Agent may designate, in lawful money of the United States, the principal sum of ___________________ DOLLARS ($____________) in
sixty (60) monthly equal installments of $__________ each, together with interest in like money on the principal sum remaining unpaid from time to time from the date of this Note until due and payable (whether as stated, by acceleration or otherwise) at a rate per annum equal to the Interest Rate in accordance with the provisions of the Loan Agreement, as hereinafter defined, commencing on _______, 20__, with the amount of the entire remaining principal balance then outstanding, together with interest accrued on the unpaid principal until payment in full of this Note due on the last installment payment, _________, 20__. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal, if any principal is then due. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year. Any amount not paid when due under this Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Any payment received after the maturity of any installment shall be applied first to the payment of unpaid late charges, second to the payment of any unpaid interest, and third to the payment of principal.

         This Note is a Term Loan Note referred to in that certain Participation and Loan and Security Agreement, dated as of January __, 2004, among Debtor, as borrower, CIT, as Lender and Collateral Agent and KeyBank N.A., as Lender and Administrative Agent (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "LOAN AGREEMENT"), is secured as provided in the Loan Agreement, and is subject to prepayment only as provided herein, and the holder hereof is entitled to the benefits thereof.

         [Prepayment provision]

         Terms defined in the Loan Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

         Debtor hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

                                    EXHIBIT C

                                 [Participation and Loan and Security Agreement]

         In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys' fees. Debtor, Lenders, Collateral Agent and Administrative Agent, in any litigation relating to or in connection with this Note in which they shall be adverse parties, waive trial by jury, and Debtor hereby waives the right to interpose any set-off, counterclaim or defense (except for the defense of payment made) of any nature or description whatsoever.

         Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Notwithstanding the fact that the payee of this Note is the Administrative Agent, Debtor agrees that this Note represents the Obligations of Debtor to Lenders.

         If at any time this transaction would be deemed usurious under applicable law, then regardless of any provision contained in the Loan Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Loan Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Debtor and (b) if Lenders elect to accelerate the maturity of, or if Lenders permit Debtor to prepay any Indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Loan Agreement, in this Note or otherwise, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated: ____________, 20__

                                        K-SEA OPERATING PARTNERSHIP L.P.,
                                        BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT C

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT D

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Participation and Loan and Security Agreement, dated as of January __, 2004 (as amended and in effect on the date hereof, the "AGREEMENT"), among K-Sea Operating Partnership L.P., KeyBank N.A., for itself as Lender and as Administrative Agent for Lenders, and The CIT Group/Equipment Financing, Inc., for itself as Lender and as Collateral Agent for Lenders. Terms defined in the Agreement are used herein with the same meanings.

         The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder, and
(ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Agreement.

         If the Assignee is a Foreign Lender, this Assignment and Acceptance is being delivered to Administrative Agent together with any documentation required to be delivered by the Assignee pursuant to Section 2.13(d) of the Agreement, duly completed and executed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to Administrative Agent pursuant to Section 10.10(b) of the Agreement.

         This Assignment and Acceptance shall be governed by and construed in accordance with the law of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment ("ASSIGNMENT DATE")(1):

----------
(1) Must be at least five Business Days after execution hereof by all required parties.

                                    EXHIBIT D

                                 [Participation and Loan and Security Agreement]

                                                                      Percentage Assigned of
                                                                     Facility/Commitment (set
                                                                forth, to at least 8 decimals, as
                                                                   a percentage of the Facility
                                Principal Amount Assigned                and the aggregate
                              (and identifying information           Commitments of all Lenders
         Facility                as to individual Loans)                     thereunder
         --------             ----------------------------      ---------------------------------
Commitment Assigned:                                                 $____________________%


Facility A:

Facility B:

         The terms set forth above and on the reverse side hereof are hereby agreed to:

                                          [NAME OF ASSIGNOR], as Assignor


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          [NAME OF ASSIGNEE], as Assignee


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


The undersigned hereby consent to the within assignment:(2)

K-SEA OPERATING PARTNERSHIP L.P.,         KEYBANK N.A., as Administrative Agent,
BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

By:                                       By:
   -------------------------------------     ----------------------------------
   Name:                                     Name:
   Title:                                    Title:


----------
(2) Consents to be included to the extent required by Section 10.10(b) of the Loan Agreement.

                                   EXHIBIT F-1

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT E

                                    [FORM OF]

                          OPINION OF BORROWER'S COUNSEL

                                    EXHIBIT E

                                 [Participation and Loan and Security Agreement]

                                   EXHIBIT F-1

                                    [FORM OF]

                            STANDBY LETTER OF CREDIT

A KEYCORP BANK

KEYBANK NATIONAL ASSOCIATION                    SWIFT: KEYBUS33SLC
STANDBY LETTER OF CREDIT SERVICES               PHONE: (216) 813-3701
4910 TIEDEMAN ROAD                              FAX:   (216) 813-3719
CLEVELAND, OH 44144-2338
USA

KeyBank National Association Irrevocable Standby Letter of Credit No. SXXXXXX

                                                Date of Issuance: _____________
Beneficiary                                     Applicant
United States of America,                       K-SEA OPERATING PARTNERSHIP L.P.
represented by the Secretary of Transportation, 3245 Richmond Terrace
acting by and through                           Staten Island, NY 10303
The Maritime Administrator (the "Secretary")
Maritime Administration
U.S. Department of Transportation
400 Seventh St. S.W
Washington, D.C. 20590
                                                Amount: [USD____________]

                                                Expiry: [ONE YEAR FROM ISSUANCE]


Gentlemen,

         By order of and for account of K-Sea Operating Partnership L.P., we hereby establish our Irrevocable Standby Letter of Credit No. SXXXXXX for an aggregate amount not exceeding Seven Million and 00/100 United States Dollars and we agree to timely honor your written demand hereunder upon presentation of your draft(s) at sight drawn on [KEYBANK TO COMPLETE] accompanied by the following document(s):

               1. The original Letter of Credit and amendments, if any, for endorsement.

               2. Beneficiary's statement signed by one of its officials or employees in the attached form.

         We hereby undertake to notify you by telecommunication to (202) 366-5101, with written confirmation within three Business Days, of any presentment that does not comply with the requirements of this Letter of Credit.

                                   EXHIBIT F-1

                                 [Participation and Loan and Security Agreement]

         It is a condition of this Letter of Credit that the validity shall automatically be extended, without amendment, for additional periods of one year from the present and each future expiration date, unless we notify you in writing, by registered mail/return receipt requested, or courier, in each case with receipt confirmed at least 30 days prior to the then current expiry date that we have elected not to renew this Letter of Credit for such additional year. Upon receipt of such notice, you may draw hereunder up to the full amount then available solely by presentation of your sight draft and without the submission of the beneficiary statement drawn on us accompanied by the original letter of credit and all amendments thereto.

         We hereby engage with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored on due presentation and delivery of documents as specified to KeyBank National Association, Standby Letter of Credit Processing and Service Center, [KEYBANK TO PROVIDE INFORMATION FOR DELIVERY BY COURIER WITH RETURN RECEIPT OR FOR PRESENTMENT IN PERSON] Mail
Code: OH-01-51-0435), 4910 Tiedemen Rd., Cleveland, Ohio 44144-2338 on or before _______________, or any automatically extended expiration date.

         Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with International Standby Practices, Publication No. 590 of the International Chamber of Commerce ("ISP98"). As to matters not covered by ISP98 and to the extent not inconsistent with ISP98 or made inapplicable by this Letter of Credit, this Letter of Credit shall be governed by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.


-------------------------------------    ---------------------------------------
Authorized Signature                     Authorized Signature

                                   EXHIBIT F-1

                                 [Participation and Loan and Security Agreement]

                          FORM OF BENEFICIARY STATEMENT

         We hereby certify that K-Sea Operating Partnership L.P. is in default under that certain Restated Security Agreement, Contract MA-13781, dated ____________, by and between MARAD, K-Sea Operating Partnership L.P. and K-Sea Transportation Partners L.P., and we demand payment in the amount of USD ___________. Payment should be remitted via Fedwire in accordance with the following instructions:

                     Receiver ABA No.  021 030 004
                     Bank Name         Treas NYC
                     Account Name      Maritime Administration
                     Account Number    69170001

                                       By:
                                          ----------------------------------
                                       Name:
Date Issued:
            ------------------------

                                   EXHIBIT F-1

                                 [Participation and Loan and Security Agreement]

                                   EXHIBIT F-2

                                    [FORM OF]

                  APPLICATION FOR DOCUMENTARY LETTER OF CREDIT

                                   EXHIBIT F-2

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT G

                                    [FORM OF]

                                  LOAN REQUEST

                                (REVOLVING LOAN)

KeyBank N.A., as Administrative Agent
575 Fifth Avenue, 18th Floor
New York, New York 10017

         Re: Participation and Loan and Security Agreement, dated as of January __, 2004 (the "LOAN AGREEMENT") by and among K-Sea Operating Partnership L.P. ("BORROWER"), The CIT Group/Equipment Financing, Inc. ("CIT"), for itself as Lender, and as collateral agent for Lenders (in such capacity "COLLATERAL AGENT") and KeyBank N.A. ("KEYBANK"), for itself as Lender, and as administrative agent for Lenders (in such capacity "ADMINISTRATIVE AGENT")

Ladies and Gentlemen:

         This Loan Request is delivered to you pursuant to Section 2.04 of the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         Borrower hereby irrevocably requests that a [Facility A Loan/Facility B Loan] in the principal amount of $____________ (the "LOAN") on ________, 200_ (the "LOAN DATE"), which is a Business Day. The purpose of such Loan [if Facility B Loan] is _______________. [For Facility A Loans or Facility B Loans requested for a date other than the first day of a LIBOR Interest Period, add:
Borrower requests that Lenders make such Loan under Facility C from the Loan Date to [the first Business Day of the next succeeding calendar month], at which time Borrower irrevocably requests and directs Lenders to refund the Facility C Loan with the proceeds of a Facility A Loan/Facility B Loan.]

         This Loan will not cause the amounts outstanding under Facility [__] to exceed the Maximum Amount.

         Borrower hereby certifies that no Default or Event of Default has occurred and is continuing. Borrower represents and warrants that as of the Loan Date, all statements set forth in Article IV of the Loan Agreement are true and correct in all material respects. Borrower agrees that if prior to the Loan Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify Lenders and the Loan will not be made on the Loan Date unless Lenders otherwise agree.

         Please wire transfer the proceeds of the Loan to the account of the following person at the financial institution indicated below:

                                    EXHIBIT G

                                 [Participation and Loan and Security Agreement]

     Amount to be                                              Name, Address, etc.
     Transferred          Person to be Paid     Account No.       of Transferee
     -----------          -----------------     -----------       -------------


         Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ date of ____________, 200__.

                                        K-SEA OPERATING PARTNERSHIP L.P.,
                                        BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT G

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT H

                                    [FORM OF]

                                     REQUEST

                         (DOCUMENTARY LETTER OF CREDIT)

KeyBank N.A.
575 Fifth Avenue, 18th Floor
New York, New York 10017

         Re: Participation and Loan and Security Agreement, dated as of January __, 2004 (the "LOAN AGREEMENT"), by and among K-Sea Operating Partnership L.P. ("BORROWER"), The CIT Group/Equipment Financing, Inc. ("CIT"), for itself as Lender, and as collateral agent for Lenders (in such capacity "COLLATERAL AGENT") and KeyBank N.A. ("KEYBANK"), for itself as Lender, and as administrative agent for Lenders (in such capacity "ADMINISTRATIVE AGENT")

Ladies and Gentlemen:

         This Loan Request is delivered to you pursuant to Section 2.04 of the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         Borrower hereby irrevocably requests that a Letter of Credit be issued in the face amount of $____________ (the "LETTER OF CREDIT") on ________, 200_ (the "LETTER OF CREDIT ISSUANCE DATE"), which is a Business Day. We request that the expiration date of the Letter of Credit be ______________, 200__ [For Standby Letters of Credit only, add: subject to an evergreen clause providing for successive one year renewals, not extending, in any event, beyond December __, 2006.] Attached hereto as Exhibit A is a form of the Letter of Credit.

         The issuance of the requested Letter of Credit will not cause the Letter of Credit Obligations to exceed the Maximum Amount. Accompanying this notice is a duly executed and properly completed Letter of Credit Agreement in the form required by Administrative Agent, together with the payment of any fees due and payable pursuant to Section 2.10 of the Loan Agreement.

         Borrower hereby certifies that no Default or Event of Default has occurred and is continuing. Borrower represents and warrants that as of the Letter of Credit Issuance Date, all statements set forth in Article IV of the Loan Agreement are true and correct in all material respects. Borrower agrees that if prior to the Letter of Credit Issuance Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify L/C Issuer and the Letter of Credit will not be issued on the Letter of Credit Issuance Date unless L/C Issuer otherwise agrees.

                                    EXHIBIT H

                                 [Participation and Loan and Security Agreement]

         Borrower has caused this Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ date of ____________, 200__.

                                        K-SEA OPERATING PARTNERSHIP L.P.,
                                        BY ITS GENERAL PARTNER K-SEA OLP GP, LLC

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT H

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT I

                                    [FORM OF]

                               SUBSIDIARY GUARANTY

         THIS GUARANTY is made as of the ____ day of January, 2004, by _______________________, a _________________ with an office and principal place of business at _____________________________________________ (the "GUARANTOR"),
to THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), a Delaware corporation with an office at 1540 W. Fountainhead Parkway, Tempe, Arizona 85252 and KEYBANK N.A. ("KEYBANK"), a national banking association with an office at 575 Fifth Ave., New York, NY 10017 ("KEYBANK" and, together with "CIT," the "LENDERS" and each, a "LENDER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, K-SEA OPERATING PARTNERSHIP L.P. ("BORROWER"), as borrower, and CIT and KeyBank, as lenders, are parties to a Participation and Loan and Security Agreement, dated as of January __, 2004, a copy of which is annexed hereto as Annex I and made a part hereof (said Participation and Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time, being herein called "LOAN AGREEMENT"), pursuant to which the Lenders have agreed to make loans (the "LOANS") to the Borrower in order to provide funds for working capital to support Borrower's operations and to enable Borrower to acquire vessels from time to time and to provide for documentary letters of credit and standby letters of credit ("LETTERS OF CREDIT") for the account of Borrower in an aggregate amount for all such facilities not to exceed $47,000,000.00 pursuant to the terms of the Loan Agreement; and

         WHEREAS, each Loan and the reimbursement obligations of each Letter of Credit may be evidenced by a secured promissory note (the "NOTE") dated the date of such Loan and in the forms annexed as Exhibits A and B to the Loan Agreement, payable in accordance with the provisions of Section 2.03 of the Loan Agreement, including provisions therein set forth for payment of interest at rates set forth in the Loan Agreement, all Notes and Letter of Credit Obligations in the aggregate principal amount not to exceed $47,000,000.00 (Forty-Seven Million and No Hundredths United States Dollars) or any lesser amount determined pursuant to provisions of the Loan Agreement from time to time; and

         WHEREAS, it is a condition precedent under the Loan Agreement, INTER ALIA, that the Guarantor deliver to Lenders a guaranty in favor of Lenders with respect to the faithful performance by the Borrower of the Loan Agreement and due and punctual payment of all amounts payable from time to time by the Borrower to Lenders under the terms of the Loan Agreement, any Notes, and the other Loan Documents (as defined in the Loan Agreement); and

         WHEREAS, the Guarantor is a Subsidiary (as defined in the Loan Agreement) of the Borrower and has determined that it is in the corporate interests of the Guarantor that this Guaranty be given.

                                    EXHIBIT I
                                     Page 1
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                                 [Participation and Loan and Security Agreement]

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and to induce Lenders to enter into the Loan Agreement and other Loan Documents, the Guarantor agrees as follows:

         1. All capitalized terms defined in or by reference to the Loan Agreement shall have the meaning therein in the Loan Agreement provided.

         2. The Guarantor hereby absolutely, irrevocably and unconditionally jointly and severally guaranties to Lenders, their successors and assigns, as primary obligor and not merely as surety, the due and faithful payment and performance by the Borrower of all the terms, covenants and conditions of the Loan Agreement, any Notes, and the other Loan Documents, as the same may hereafter with the consent of Lenders be amended and supplemented. Without prejudice to the generality of the foregoing, the following are hereby guaranteed by the Guarantor:

                     (i) the prompt payment when due (whether at the stated maturity or by acceleration or otherwise) of all sums, indebtedness, obligations and liabilities of the Borrower to Lenders, whether now existing or hereafter incurred, arising out of or in connection with any Note or the Loan Agreement, including the Obligations set forth therein;

                     (ii) any and all expenses which may be paid or incurred by Lenders in collecting any or all of the obligations and/or in enforcing any of its rights hereunder; and

                     (iii) the due and punctual performance and observance, strictly in accordance with the terms of the Loan Agreement, of each of the terms, conditions, covenants, agreements and indemnities of the Borrower under the Loan Agreement.

         3. If Borrower defaults in the payment of any or all sums when due to Lenders, the Guarantor as primary obligor shall forthwith pay to Lenders or their order the full amount due and payable (by acceleration or otherwise) in the manner required of the Borrower by the Loan Agreement. All such payments shall be made without deductions, withholdings, or set-off, and shall be final and free from any claims or counterclaim of any Guarantor or Borrower against Lenders.

         4. The obligations of the Guarantor under this Guaranty shall be continuing, absolute and unconditional under any and all circumstances and shall be paid by the Guarantor regardless of (a) validity, regularity, legality or enforceability of the Loan Agreement, any Notes, any of the Obligations or any collateral security or other guaranty therefor at any time or from time to time held by Lenders; (b) any defense, offset or counterclaim which may at any time be available to or be asserted by Borrower or any Guarantor against Lenders; or
(c) any other event or circumstance whatsoever which may constitute, or might be construed to constitute, an equitable or legal discharge or a surety or a guarantor, it being the purpose and intent of the Guarantor that this Guaranty and the Guarantor's obligations hereunder shall remain in full force and effect and be binding upon the Guarantor and its successors until the obligations shall have been satisfied by payment in full.

                                    EXHIBIT I
                                     Page 2
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                                 [Participation and Loan and Security Agreement]

         5. The Guarantor waives diligence, presentment, protest, demand for payment and/or notice of default or nonpayment to or upon Borrower or any Guarantor with respect to the Obligations. The Guarantor waives any right to require any Lender to marshal assets in favor of Borrower or Guarantor or any other Person.

         6. The Guarantor consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it
(a) the obligations and liabilities of the Borrower and any other party or parties for or upon any of the Obligations, or any collateral security or guaranty therefor or right of off-set with respect thereto, may, from time to time in whole or in part, be rescinded, renewed, extended, settled, surrendered, modified, accelerated, subordinated, waived, compromised, supplemented, terminated, sold, exchanged or released by Lenders; (b) any and all collateral security at any time held by Lenders for payment of the Obligations may be sold, exchanged or released, all without notice to or further assent by the Guarantor, who will remain bound hereunder, notwithstanding any such rescission, renewal, extension, settlement, surrender, modification, acceleration, subordination, waiver, compromise, supplement, termination, sale or exchange or release; and
(c) the covenants and agreements of Borrower contained in the Loan Agreement may at any time be amended, modified, supplemented or terminated in whole or in part; all as Lenders may deem advisable from time to time without impairing, abridging, releasing or affecting the obligations of the Guarantor hereunder.

         7. No change in the name, capital stock, or constitution of Borrower shall in any way affect the liability of the Guarantor under this Guaranty, and all the indebtedness owed by Borrower pursuant to the terms of the Loan Agreement and any Notes, shall be guarantied by this Guaranty notwithstanding that the incurring of such indebtedness shall be in excess of the power of Borrower or shall be in any way irregular, defective, or informal.

         8. The Guarantor shall not be entitled to prorate its obligations herein set forth or to be subrogated to any of the rights of either Lender against any other guarantor or Borrower or any collateral security held by Lenders for the payment of the obligations until the elapse of one year and one day following the payment in full of all amounts owing by the Borrower to Lenders and the absence as of such anniversary plus one day of any assertion by any person of a right to reversal or setting aside of any such payment or part thereof. The Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution and any other claim which it may now or hereafter have against Borrower or any other Person directly or contingently liable for the obligations guarantied hereunder, or against or with respect to the Borrower's property (including, without limitation, property collateralizing the Obligations), arising from the existence or performance of this Guaranty.

         9. All rights and remedies of Lenders hereunder and under the Loan Agreement shall be cumulative and may be exercised singly or concurrently.

         10. The Guarantor hereby irrevocably and unconditionally waives: (a) any and all notice of the acceptance of this Guaranty; (b) any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of the reliance by Lenders upon this Guaranty; (c) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor; (d) any requirement of diligence; (e) presentment,

                                    EXHIBIT I
                                     Page 3
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                                 [Participation and Loan and Security Agreement]

demand, protest, notice of default or non-payment; and (f) any and all defenses to payment hereunder, except the defense of payment already made.

         11. The Guarantor hereby waives and relinquishes any duty on the part of Lenders (should any such duty exist) to disclose to the Guarantor any matter, fact or thing related to the business, operations or condition (financial or otherwise) of Borrower or its Affiliates or subsidiaries or their properties, whether now known or hereafter known by Lenders during the life of this Guaranty.

         12. When making any demand hereunder against the Guarantor, Lenders may, but shall be under no obligation to, make a similar demand on any other guarantor, and any failure by Lenders to make such demand or to collect any payments from any such other guarantor or any release of such other guarantor shall not relieve such Guarantor of its obligations and liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Lenders against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         13. The Guarantor agrees to pay all expenses in connection with the execution and delivery of this Guaranty and its enforcement, including without limitation the payment of any stamp or similar duties, reasonable attorney fees, and other costs of collection.

         14. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must be restored or returned by Lenders upon the insolvency, bankruptcy, liquidation or reorganization of Borrower, or otherwise, all as though payment had not been made.

         15. Neither Lender shall have any duty to protect, secure, perfect or insure any collateral security at any time securing the payment of the Obligations. This is a guaranty of performance and payment and not merely of collection. The Guarantor hereby waives any requirement that Lenders make any demand, commence suit or exercise any other right or remedy under the Loan Agreement prior to enforcing its rights against the Guarantor hereunder.

         The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between Borrower or the Guarantor and Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor acknowledges receipt of a copy of the Loan Agreement and the Loan Documents therein described.

         16. No Changes in Guarantor. The Guarantor covenants and agrees that from and after the date hereof and so long as any of the Obligations remain outstanding, it will not (a) enter into any transaction of merger or consolidation unless it is the surviving corporation and after giving effect to such merger or consolidation its tangible net worth equals or exceeds that which existed prior to such merger or consolidation; or (b) liquidate or dissolve; or
(c) sell or otherwise dispose of all or any substantial part of its assets; or
(d) without limiting the generality of clause (c), sell, transfer or otherwise dispose of any interest in Borrower held by it as of the date hereof; or (e) without thirty (30) days' prior written notice to Lenders, change its name or chief executive office.

                                    EXHIBIT I

                                 [Participation and Loan and Security Agreement]

         17.   The Guarantor hereby represents, warrants and covenants that:

               (a) the Guarantor is duly incorporated, organized, existing, and in good standing under and by virtue of the laws of the State of ___________;

               (b) the Guarantor will maintain its corporate existence and good standing under the laws of the State of _________ until the principal, interest or any other sums payable by Borrower to Lenders under the Loan Agreement or any other document or instrument the execution of which is provided for in the Loan Agreement and the other Loan Documents have been fully and indefeasibly paid by Borrower;

               (c) the Guarantor has the necessary power and authority to give this Guaranty and to perform and observe the obligations contained herein and that this Guaranty has been validly authorized by the appropriate corporate action of the Guarantor and constitutes a legal, valid, and binding obligation of the Guarantor enforceable in accordance with its terms;

               (d) the giving of this Guaranty and the observance of its terms does not contravene any law, regulation, or similar enactment binding on the Guarantor, nor does the giving of this Guaranty and the observance of its terms contravene any existing mortgage, contract, or agreement binding on the Guarantor or any of its assets;

               (e) The Guarantor is not in default under any agreement or guaranty to which it is a party or by which it may be bound;

               (f) The obligations of the Guarantor under this Guaranty are unconditional and irrevocable and shall rank pari passu with all other liabilities of the Guarantor for borrowed money or for obligations that have become the direct obligations of the Guarantor; and

               (g) There are no actions, suits or proceedings before any court, tribunal or governmental body pending or threatened (i) with respect to any of the transactions contemplated by this Guaranty or (ii) against or affecting the Guarantor or any of its assets which would adversely affect Guarantor's ability to perform hereunder. The Guarantor has not been charged with any violation of or default under any statute, decree, rule, regulations, writ or order of any court or any administrative order.

         18. No course of prior dealings between the parties, no usage of the trade, and no parole or extrinsic evidence of any nature, shall be used or be relevant to supplement or explain or modify any term used in this Guaranty. This Guaranty and all obligations of the Guarantor hereunder shall be binding upon the successors and assigns of the Guarantor, and shall, together with the rights and remedies of Lenders hereunder, inure to the benefit of Lenders and their respective successors and assigns. The invalidity, illegality or unenforceability of any provision of this Guaranty shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

         19. The Guarantor agrees that this Guaranty covers all Obligations of Borrower to each Lender, including, but not limited to, any Obligation, which arises due to the performance or exercise of rights by a Lender acting in a capacity as administrative agent or collateral agent or otherwise.

                                    EXHIBIT I
                                     Page 5
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                                 [Participation and Loan and Security Agreement]

         20. This Guaranty inures to the benefit of Lenders, their successors and assigns. The Lenders may assign their respective rights hereunder to any other Person who becomes a Lender by amendment or assignment by Lenders, or any other them, of the Loan Agreement or an interest therein.

         THIS WRITING CONTAINS THE COMPLETE, FINAL AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN THE GUARANTORS AND LENDERS RELATING TO THIS GUARANTY.

         THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION AND ENFORCEMENT.

         THE GUARANTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS CORPORATE GUARANTY MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS LENDERS MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS CORPORATE GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. THE GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT THE ADDRESS SET FORTH ABOVE, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS GUARANTY SHALL AFFECT THE RIGHT OF LENDERS TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF LENDERS TO BRING ACTIONS, SUITS OR PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION. THE GUARANTOR FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

         BY ITS SIGNATURE WRITTEN BELOW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

                                      * * *

                                    EXHIBIT I
                                     Page 6
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                                 [Participation and Loan and Security Agreement]

         IN WITNESS WHEREOF the Guarantor has caused this Guaranty to be executed by their duly authorized officers as of the day and year first above written.

                                             -----------------------------------

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             ACCEPTED:

                                             THE CIT GROUP/EQUIPMENT
                                             FINANCING, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             KEYBANK N.A.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT I

                                 [Participation and Loan and Security Agreement]

                                     ANNEX I

                  PARTICIPATION AND LOAN AND SECURITY AGREEMENT
                          DATED AS OF JANUARY __, 2004

                   [to be attached to each Original Guaranty]

                                     ANNEX I

                                 [Participation and Loan and Security Agreement]

                                    EXHIBIT J

                        SPECIAL PROVISIONS APPLICABLE TO
                                LETTERS OF CREDIT

         SECTION 1.  DEFINITIONS. The following definitions shall apply herein:

         "AGREEMENT" means the Participation and Loan and Security Agreement, dated as of January __, 2004.

         "DOCUMENTS" mean any paper, whether negotiable or non-negotiable, including, but not limited to, all shipping documents, warehouse receipts, documents of title (whether or not assigned to you), policies or certificates of insurance, and other documents, security, invoices and certificates accompanying or relating to drafts drawn under the Letter of Credit and Property shipped, stored, or otherwise disposed of in connection with the Letter of Credit.

         "DRAFTS" means any documentary draft drawn under and conditioned upon presentation of documents required by the Letter of Credit, including, but not limited to, such drafts accepted by the L/C Issuer.

         "L/C LIABILITIES" is defined in Section 8 below.

         "LETTER OF CREDIT" means a Letter of Credit described in a Documentary Letter of Credit Application to be issued under Facility A and/or Facility C or a Standby Letter of Credit Application to be issued under Facility D, in either case by the L/C Issuer in accordance with the instructions received by the L/C Issuer, the terms of which are made a part hereof and approved by Borrower, as amended from time to time.

         "LETTER OF CREDIT APPLICATION" means any request submitted by Borrower to the L/C Issuer (in written or electronic form) for the issuance of a Documentary Letter of Credit or a Standby Letter of Credit.

         "PROPERTY" includes goods, merchandise, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein; Property in L/C Issuer's possession shall include Property in possession of anyone for L/C Issuer in any manner whatsoever.

         "REIMBURSEMENT OBLIGATIONS" means Borrower's obligation to reimburse the L/C Issuer for all payments made by L/C Issuer with respect to any draft on any Letter of Credit and to pay all other liabilities arising under the Agreement.

         "REQUESTS" means any written or oral instruction that the L/C Issuer honor Borrower's order to issue, amend or pay the Letter of Credit for Borrower's account and risk upon a request communicated to the L/C Issuer by telephone, telegraph, telex, facsimile transmission or other electronic means.

                                    EXHIBIT J
                                     Page 1
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                                 [Participation and Loan and Security Agreement]

         "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits adopted by the International Chamber of Commerce in force at the time of issuance of the Letter of Credit, as the same may be thereafter amended or replaced.

         Definitions set forth in the Agreement shall apply to this Exhibit J.

         SECTION 2. LETTER OF CREDIT PAYMENT TERMS. The L/C Issuer may accept or pay any draft presented to L/C Issuer, regardless of when drawn and whether or not negotiated, if such draft, the other required documents, and any transmittal advice are dated on or before the expiration date of the Letter of Credit, which expiration date shall be expressly stated in the Letter of Credit and not extended in reference to any action or inaction in any other agreement; PROVIDED, HOWEVER, that no Standby Letter of Credit shall have an expiration date which is more than one (1) year following the date of issuance thereof. Except as instruction may be given by Borrower in writing expressly to the contrary with regard to, and prior to, the issuance of the Letter of Credit, L/C Issuer may honor, as complying with the terms of the Letter of Credit, any instrument or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession assignee for the benefit of creditors, liquidator, receiver, conservator, or other legal representative of the party authorized under the Letter of Credit to draw or issue such instruments or other documents. Borrower hereby irrevocably authorizes KeyBank to debit Borrower's account under Facility A or Facility C (where appropriate) in United States Dollars: (A) as to drafts payable in United States Dollars drawn or to be drawn under any Documentary Letter of Credit, the amount paid or payable thereon, or (B) as to any Documentary Letter of Credit payable in currency other than United States Dollars, the equivalent of the amount paid in United States Dollars at L/C Issuer's selling rate of exchange in the currency in which such draft is drawn, (C) any and all other expenses or charges incurred by L/C Issuer in issuing or effecting payment of the Letter of Credit, for perfecting or maintaining, and insuring the Property, and for enforcing L/C Issuer's rights and remedies under the Agreement, and (D) for any Documentary Letter of Credit, such commission, issuance and negotiation fees at such rate as L/C Issuer may determine from time to time. In the event Borrower has no capacity under Facility A or Facility C and without prior notice or demand, L/C Issuer is authorized to charge any deposit account maintained by Borrower with KeyBank, L/C Issuer or any other KeyCorp affiliate for the amount of such draft and all Borrower's other reimbursement obligations hereunder. Drafts drawn against any Standby Letter of Credit will be funded by debits to Facility D and constitute Loans evidenced by the Facility D Note.

         SECTION 3. REQUESTS. Requests shall be made by those persons purportedly authorized by Borrower. L/C Issuer shall not be obligated to identify or confirm such persons beyond the use of the authorized name or code identification if any is established by L/C Issuer or unless Borrower provide to L/C Issuer from time to time a written list of all Borrower's authorized representatives. All requests will be confirmed by L/C Issuer in writing by sending Borrower a copy of the documents authorized or requested by Borrower. Borrower will promptly report all discrepancies in such documents upon Borrower's receipt of such confirmation. L/C Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by Borrower and, thereafter, all further requests shall refer to such code. L/C Issuer shall not be liable for any loss which Borrower may incur as a result of L/C Issuer's compliance with any request in accordance with these provisions even if unauthorized, provided that L/C Issuer acted in good faith and exercised reasonable care.

                                    EXHIBIT J
                                     Page 2
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                                 [Participation and Loan and Security Agreement]

         SECTION 4. MODIFICATION OF ANY LETTER OF CREDIT. These provisions shall be binding upon Borrower with regard to the Letter of Credit if increased in amount or otherwise amended, to drafts, documents and Property covered thereby, and to any action taken by L/C Issuer and any of L/C Issuer's correspondents in accordance with such extension, increase or other modification.

         SECTION 5. UNIFORM CUSTOMS. Except as otherwise expressly stated in any Letter of Credit, Borrower agrees (A) that L/C Issuer and any of L/C Issuer's correspondents may receive and accept as a "Bill of Lading" under any Letter of Credit any document issued or purportedly issued by or on behalf of any carrier which acknowledges receipt of Property, whatever the specific provisions of such document; and (B) that L/C Issuer and any of L/C Issuer's correspondents may accept documents of any character which purportedly comply with the current Uniform Customs, or which comply with the laws or regulations in force in the customs and usages of the place of negotiation. In addition, any Standby Letter of Credit shall be governed by and construed in accordance with International Standby Practices, Publication No. 590 of the International Chamber of Commerce ("ISP98"). As to matters not covered by ISP98 and to the extent not inconsistent with ISP98, such Standby Letter of Credit shall be governed by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York.

         SECTION 6. SHIPMENT OF PROPERTY. With respect to any Property covered by any Documentary Letter of Credit, Borrower agrees to procure promptly all necessary import and export licenses or other licenses, to comply with all foreign and domestic governmental regulations, to furnish such certificates in that respect that L/C Issuer may require, to keep the Property adequately covered by insurance satisfactory to L/C Issuer, and to assign the policies or certificates of insurance to L/C Issuer or to make the loss or adjustment, if any, payable to L/C Issuer at L/C Issuer's option.

         SECTION 7. LIMITED LIABILITY. Neither L/C Issuer, any Lender, Administrative Agent, Collateral Agent, nor L/C Issuer's correspondent shall be responsible: (A) for the existence, character, quality, quantity, condition, or delivery of the Property purporting to be represented by documents; (B) for any difference in character, quality, quantity, or condition of the Property from that expressed in documents; (C) for the validity, sufficiency, or genuineness of documents, event if such documents should in fact prove to be invalid, insufficient, fraudulent or forged; (D) for time, place, manner or order in which shipment of Property is made; (E) for partial or incomplete shipment of Property or failure or omission to ship any Property referred to in the Letter of Credit; (F) for the character, adequacy, validity, value or genuineness of any insurance; (G) for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the Property; (H) for the solvency, responsibility or relationship to the Property of any party issuing any documents in connection with the Property; (I) for delay in arrival or failure to arrive of either the Property or any of the documents relating thereto; (J) for any breach of contract between the shippers or vendors and Borrower; (K) for failure of any draft to bear any reference or adequate reference to the Letter of Credit, or failure of any documents to accompany any draft at the reverse side of the Letter of Credit or to surrender or take up the Letter of Credit or to send forward document apart from drafts as required by the Letter of Credit; (L) for errors; omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, cable, telegraph, wireless or otherwise; for any errors in

                                    EXHIBIT J

                                 [Participation and Loan and Security Agreement]

translation or interpretation of terms; or (M) for any other consequences arising from causes beyond L/C Issuer's control, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de factor or de jure domestic or foreign government or agency.

         SECTION 8. WARRANTIES; INDEMNITY. Borrower represents, warrants, covenants and confirms that Borrower understands the general nature and operation of a letter of credit and Borrower's obligations, rights and remedies under each Letter of Credit, including, without limitation: (A) Borrower's obligations to reimburse L/C Issuer for all payments to the beneficiary, its successors or assigns, (B) conditions under which payment under the Letter of Credit must be made by L/C Issuer, (C) that L/C Issuer has no responsibility or liability in connection with any underlying contract or other transaction between Borrower and the beneficiary of the Letter of Credit, and (D) that L/C Issuer is not acting as an agent or in any fiduciary capacity for or on behalf of Borrower or the beneficiary, except as otherwise stated herein. All Borrower's representations, warranties and indemnities set forth herein shall survive L/C Issuer's issuance of the Letter of Credit and any payment thereunder and shall continue until all Borrower's obligations hereunder are paid in full. Borrower hereby releases L/C Issuer, Lenders, Administrative Agent and Collateral Agent from and agree indemnify and hold harmless the L/C Issuer, and their officers, agents, and employees for any and all costs, liabilities and expenses (including reasonable attorney fees) incurred by L/C Issuer and arising out of or in any way relating to (1) any underlying investments, transaction, and/or contracts between any one of Borrower and the beneficiary under the Letter of Credit or any of its agents, and (2) any proper payment in accordance with the terms of the Letter of Credit, any refusal to pay or honor the Letter of Credit, or any other action or omission by L/C Issuer, or L/C Issuer's correspondents or agents including, but limited to, L/C Issuer's indemnity (as well as any and all cost expenses and liabilities associated with such indemnity) in favor of a third party carrier which may be necessary to cause such carrier to release and deliver merchandise (described as part of the Letter of Credit) without the presentation of any original bill of lading or the other original documents missing or otherwise presently unavailable. It is understood that Borrower will not be obligated to indemnify L/C Issuer for gross negligence or willful misconduct.

         SECTION 9. ADDITIONAL COLLATERAL. In addition to the Collateral described in the Agreement, as additional Collateral for all Borrower's obligations and other liabilities to the L/C Issuer under any Documentary Letter of Credit, whether now existing or hereafter arising, whether joint, several independent or otherwise, and whether absolute or contingent or due or to become due (herein, collectively, "L/C Liabilities"), Borrower hereby assigns, pledges and grants to L/C Issuer a security interest in, and the right of possession and disposal of: (A) All documents and all Property shipped, stored or otherwise disposed of in connection with such Letter of Credit, whether or not released to Borrower on trust receipts or otherwise, (B) All Borrower's right and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by such Letter of Credit, and all guarantees, agreements or other undertakings (including those in effect between Borrower and any account party named in the Letter of Credit), credits, policies of insurance or other assurances in connection therewith, and (C) All proceeds of the foregoing. On demand by L/C Issuer, Borrower will deliver, as security for Borrower's L/C Liabilities, additional collateral security satisfactory to L/C Issuer or will make such payment as L/C Issuer may require in immediately available funds. Also, Borrower will execute, deliver, and file all further instruments as may be reasonably required to carry out the purposes of the Agreement.

                                    EXHIBIT J
                                     Page 4